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                                                                    EXHIBIT 10.1

================================================================================



                        RECEIVABLES PURCHASE AGREEMENT


                          dated as of March 31, 1997


                                     Among

                        EXIDE U.S. FUNDING CORPORATION,
                                   as Seller

                                      and

                       THREE RIVERS FUNDING CORPORATION,
                                   as Buyer

                                      and

                              EXIDE CORPORATION,
                                  as Servicer



================================================================================

                        RECEIVABLES PURCHASE AGREEMENT


                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I       DEFINITIONS; CONSTRUCTION..................................... 1
        1.01    Certain Definitions........................................... 1
        1.02    Interpretation and Construction...............................21

ARTICLE II      AGREEMENT TO PURCHASE AND SELL................................22
        2.01    Purchase Limits...............................................22
        2.02    Amount of Purchases...........................................23
        2.03    Reduction of the Maximum Net Investment and
                  Net Investment; Termination of the
                  Agreement...................................................23
        2.04    Fees Payable to the Buyer.....................................24

ARTICLE III     BUYER'S ALLOCATION............................................25
        3.01    Buyer's Allocation............................................25
        3.02    Frequency of Computation of the Buyer's
                  Allocation..................................................25

ARTICLE IV      CLOSING PROCEDURES............................................26
        4.01    Purchase and Sale Procedures..................................26
        4.02    Conditions Precedent to the First
                  Purchase....................................................26
        4.03    Conditions Precedent to Each Purchase and
                  Reinvestment................................................28
        4.04    Purchase Price................................................29
        4.05    Sale Without Recourse.........................................30
        4.06    Non-Assumption by the Buyer of Obligations....................30
        4.07    Character of Receivables Added to
                  Receivables Pools...........................................30

ARTICLE V       SETTLEMENTS; ADJUSTMENTS......................................30
        5.01    Settlement Statements.........................................30
        5.02    Receivables Status............................................31
        5.03    Non-Liquidation Settlements...................................31
        5.04    Liquidation Settlements.......................................33
        5.05    Allocation of Collections.....................................34
        5.06    Deferred Purchase Price.......................................34
        5.07    Treatment of Collections and Deemed
                  Collections.................................................35

ARTICLE VI      PROTECTION OF THE BUYER; ADMINISTRATION AND
                  COLLECTIONS...........................................36
        6.01.   Maintenance of Information and Computer
                  Records...............................................36
        6.02.   Protection of the Interests of the
                  Buyer.................................................36
        6.03.   Maintenance of the Location of Writings and
                  Records...............................................37
        6.04.   Information.............................................38
        6.05.   Performance of Undertakings Under the
                  Purchased Receivables;
                  Indemnification.......................................38
        6.06.   Administration and Collections;
                  Indemnification.......................................38
        6.07.   Complete Servicing Transfer.............................41
        6.08.   Lockboxes...............................................43

ARTICLE VII     REPURCHASES BY SELLER...................................43
        7.01.   Repurchases.............................................43
        7.02.   Repurchase Price........................................44
        7.03.   Reassignment of Repurchased Receivables.................44
        7.04.   Obligations Not Affected................................44

ARTICLE VIII    REPRESENTATIONS AND WARRANTIES..........................44
        8.01.   General Representations and Warranties of
                  the Seller............................................44
        8.02.   Representations and Warranties of the
                  Seller With Respect to Each Sale of
                  Receivables...........................................47
        8.03.   Representations and Warranties of the
                  Servicer..............................................48

ARTICLE IX      COVENANTS...............................................50
        9.01.   Affirmative Covenants of the Seller.....................50
        9.02.   Negative Covenants of the Seller........................58

ARTICLE X       TERMINATION.............................................60

        10.01.  Termination Events......................................60
        10.02.  Consequences of a Termination Event.....................64

ARTICLE XI      MISCELLANEOUS...........................................64
        11.01.  Expenses................................................64
        11.02.  Payments................................................65
        11.03.  Indemnity for Taxes, Reserves and
                  Expenses..............................................65
        11.04.  Indemnity...............................................67
        11.05.  Holidays................................................70
        11.06.  Records.................................................70


          11.07   Amendments and Waivers......................................70
          11.08   No Implied Waiver; Cumulative Remedies......................71
          11.09   No Discharge................................................71
          11.10   Notices.....................................................71
          11.11   Severability................................................72
          11.12   Governing Law...............................................72
          11.13   Prior Understandings........................................72
          11.14   Survival....................................................72
          11.15   Counterparts................................................73
          11.16   Set-Off.....................................................73
          11.17   Time of Essence.............................................74
          11.18   Payments Set Aside..........................................74
          11.19   No Petition.................................................74
          11.20   No Recourse.................................................74
          11.21   Tax Treatment...............................................75

Exhibits
A       Form of Certificate of Participation
B       Form of Settlement Statement
C       Form of Certificate of a Responsible Officer, required
           pursuant to Section 4.02(e)
D       Information required pursuant to Section 8.01(f)
E       Intentionally Omitted
F       Intentionally Omitted
G       Form of Accounting Period Report, to be prepared
           pursuant to Section 9.01(i)(1)
H       Schedule of Accounting Periods
I       Special Concentration Limits
J       Form of Purchase Notice
K       List of Permitted Lockbox Banks
L       Dilution Horizons
M       Excluded Obligors

                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------


          THIS RECEIVABLES PURCHASE AGREEMENT dated as of March 31, 1997 among EXIDE U.S. FUNDING CORPORATION, a Delaware corporation (the "Seller"), THREE RIVERS FUNDING CORPORATION, a Delaware corporation (the "Buyer") and EXIDE CORPORATION, a Delaware corporation (the "Company").

                                WITNESSETH THAT:

          WHEREAS, the Company in the ordinary course of its business generates trade receivables resulting from the sale of merchandise and the rendering of services to its customers; and

          WHEREAS, the Company may from time to time transfer to the Seller such receivables pursuant to the Sale Agreement dated as of March 31, 1997 between the Company and the Seller, as the same may from time to time be amended, supplemented or otherwise modified (the "Sale Agreement");

          WHEREAS, the Seller may from time to time create pools of such receivables; and

          WHEREAS, the Buyer may from time to time purchase from the Seller undivided percentage ownership interests in such pools of receivables pursuant to and in accordance with the terms hereof;

          NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                           --------------------------

          1.01. Certain Definitions. In addition to other words and terms defined in the recitals hereof and elsewhere in this Agreement, as used herein, the following words and terms shall have the following meanings respectively, unless otherwise required by context:

          "Account Balance" shall mean, in respect of each Receivable which is included in the Receivables Pool, all amounts shown as owing by the related Obligor on the accounting records of the Company and the Seller, and all other amounts which are shown on the most recent Settlement Statement and in respect of which the related Obligor is obligated, excluding each Defaulted Receivable.

          "Accounting Period" shall mean (i) with respect to the Company Fiscal Year ending on March 31, 1998, each period described in Exhibit H, and (ii) with respect to each Seller Fiscal Year ending thereafter, such periods as shall be designated by the Seller to the Buyer in accordance with the provisions of
Section 9.01(i)(6).

          "Affected Party" shall mean each of the Buyer, any permitted assignee of the Buyer, any bank or financial institution (including any assignees thereof) providing a loan facility, line of credit, letter of credit or other form of credit enhancement available to the Buyer to support the Buyer's commercial paper notes, including, without limitation, the Banks, the Letter of Credit Bank, any Funding Institution or any Enhancement Provider, or any assignee of any of the Buyer's obligations to the Banks or the Letter of Credit Bank, any Funding Institution or any Enhancement Provider, or under the Credit Agreement or the Reimbursement Agreement, respectively, and the Agent.

          "Affiliate" shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean Mellon Bank, acting as agent for the Banks.

          "Agreement" shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

          "Banks" shall mean the banks party to the Credit Agreement.

          "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the Commonwealth of Pennsylvania or the State of New York or other day on which banking institutions are authorized or obligated to close in the Commonwealth of Pennsylvania or the State of New York.

          "Buyer's Allocation" shall have the meaning ascribed to such term in
Section 3.01 hereof.

          "Certificate of Participation" shall mean, with respect to the Participation Interest, the written evidence of the Buyer's interest in the Receivables Pool related to such Participation Interest, in substantially the form attached as Exhibit A hereto.

          "Chief Executive Office" shall mean, with respect to the Seller or the Company, the place where the Seller or the Company, as the case may be, is located, within the meaning of Section 9-103(c)(2) of the Uniform Commercial Code, as the same may from time to time be amended, supplemented or otherwise modified, or any analogous provision of any successor statute or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose Law governs the perfection of the Seller's ownership interest in any Receivable or the Buyer's ownership interest in any Purchased Receivable.

          "Closing Date" shall mean the date on which the Participation Interest is initially purchased by the Buyer in the Receivables Pool pursuant to the terms of this Agreement.

          "Collateral Agent" shall mean Bankers Trust Company, as collateral agent for the Banks, the Depositary, the Letter of Credit Bank, the Funding Institutions, the Enhancement Providers and the holders from time to time of the commercial paper notes of the Buyer.

          "Collections" shall mean, for any Purchased Receivable as of any date,
(i) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments (excluding promissory notes), received by the Company, the Seller or the Servicer or in a Permitted Lockbox in payment of, or applied to, any amount owed by an Obligor on account of such Purchased Receivable (including but not limited to all amounts received on account of any Defaulted Receivable), including, without limitation, all amounts received on account of such Purchased Receivable and other fees and charges, and (ii) all amounts deemed to have been received by the Company, the Seller or the Servicer as a Collection pursuant to Sections 5.03(c) or 6.04 hereof.

          "Company Fiscal Year" shall mean the fiscal year of the Company and the Seller for accounting purposes.

          "Company Credit Agreement" shall have the meaning assigned to such term in Section 4.02(h) hereof.

          "Company Entity" shall have the meaning assigned to such term in
Section 9.01(s) hereof.

          "Complete Servicing Transfer" shall have the meaning ascribed to such term in Section 6.07 hereof.

          "Contract" shall mean a written or oral contract, which shall be legally binding, between the Company and an Obligor which gives rise to a receivable arising from the sale by the Company of goods or services in the ordinary course of the Company's business.

          "Cost of Funds" shall mean, with respect to any Settlement Period, an amount, as notified in writing by the Buyer to the Seller on or prior to the related Settlement Date, equal to the interest or discount cost for funds borrowed or obtained during such Settlement Period, either from the issuance of commercial paper notes, the taking of loans or otherwise, by the Buyer for the purpose of maintaining or acquiring the Participation Interest, including in the computation of such cost any dealer's discount or fees and any and all other fees which are attributable to such borrowing and are specified from time to time in writing by the Buyer to the Seller, but excluding from such computation general overhead charges or administrative expenses, such as rating agency fees, issuing and paying agency fees and commitment fees.

          "Credit Agreement" shall mean the Amended and Restated Credit Agreement dated as of November 17, 1995 among the Buyer, the Banks and the Agent, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Credit and Collection Policy" shall mean the objective receivable credit and collection policies utilized by the Company, the Seller and the Servicer as of the date hereof and approved by the Buyer, as the same may be modified in strict compliance with this Agreement.

          "Credit Enhancement Floor" shall mean, with respect to any Settlement Date, the sum of (a) fifteen percent (15%), plus (b) the aggregate of the products for each type of Dilution Factor of (i) the Expected Dilution with respect to such type of Dilution Factor as of such Settlement Date and (ii) the Dilution Horizon Ratio with respect to such type of Dilution Factor as of such Settlement Date.

          "Credit Enhancement Reserve" shall mean, with respect to any Settlement Date, the positive result of (i) the product of (A) the greater of
(1) the sum of (x) the aggregate of the Dilution Reserves with respect to each type of Dilution Factor as of such Settlement Date, plus (y) the Credit Loss Reserve as of such Settlement Date and (2) the Credit Enhancement Floor as of such Settlement Date, and (B) the positive result, if any, of (1) the aggregate outstanding balance of Eligible Receivables in the Receivables Pool as of the last day of the full Accounting Period immediately preceding such Settlement Date, minus (2) the sum of (x) the Settlement Period Amount with respect to the related Settlement Period times 6, plus (y) the Servicer's Compensation Reserve as of such Settlement Date, plus (z) the Overbill Reserve as of such Settlement Date, minus (3) the aggregate amount by which the Account Balance of Eligible Receivables of each Obligor as of the last day of the full Accounting Period immediately preceding such Settlement Date exceeds the Standard Concentration Limit or the Special Concentration Limit for such Obligor, minus (ii) the lesser of (x) $3,000,000 and (y) 50% of the product of the Dilution Reserve with respect to warranty claims and the aggregate outstanding Account Balance of Eligible Receivables as of the last day of the full Accounting Period immediately preceding such Settlement Date.

          "Credit Loss Reserve" shall mean, with respect to any Settlement Date, the product, expressed as a percentage, of (i) 1.5, (ii) the Loss Ratio as of such date and (iii) the Loss Horizon Ratio as of such Settlement Date.

          "Days Sales Outstanding" shall mean, (i) on the Closing Date, the number of days in the period ending on the Closing Date and commencing on such earlier date such that the aggregate amount of net sales of the Company during such period is equal to the aggregate Account Balances of all Eligible Receivables outstanding on the Closing Date (after giving effect to the Purchase occurring on the Closing Date) and (ii) at any other time of determination, the number of days in the period ending on the last day of the most recently ended Accounting Period and commencing on such earlier date such that the aggregate amount of net sales of the Company during such period is equal to the aggregate Account Balances of all Eligible Receivables outstanding on such last day.

          "Default Ratio" shall mean, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding balance of Eligible Receivables which were in the Receivables Pool as of the first day of the full Accounting Period immediately preceding such Settlement Date and which became Defaulted Receivables during such Accounting Period and the denominator of which is the aggregate amount of net sales of the Company during the fifth full Accounting Period immediately preceding such Settlement Date.

          "Defaulted Receivable" shall mean a Purchased Receivable (a) the Obligor of which is not entitled to purchase additional merchandise or services from the Company, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (b) which has become uncollectible or has been written off the books of the Company or the Seller by reason of such Obligor's inability to pay, as determined by the Buyer or the Servicer, in either case in accordance with the Credit and Collection Policy,
(c) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor or (d) in respect of which the Obligor is more than 90 days past due.

          "Deferred Purchase Price" shall mean the amount calculated pursuant to
Section 5.06 hereof.

          "Depositary" shall mean Bankers Trust Company.

          "Dilution" shall mean a reduction of the Account Balance of an Eligible Receivable given to an Obligor in accordance with the Credit and Collection Policy as a result of a Dilution Factor.

          "Dilution Factor" shall mean each type of factor set forth on Exhibit L resulting in, or which may result in, a Dilution.

          "Dilution Horizon" shall mean, with respect to any type of Dilution Factor, the number indicated opposite such type of Dilution Factor on Exhibit L; provided, that the

Buyer may at any time, in its reasonable discretion, change the Dilution Horizon for any type of Dilution Factor through the delivery by the Buyer to the Seller of an amended Exhibit L.

          "Dilution Horizon Ratio" shall mean, as of any Settlement Date with respect to any type of Dilution Factor, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of net sales of the Company during the number of full Accounting Periods immediately preceding such Settlement Date equal to the Dilution Horizon with respect to such type of Dilution Factor and the denominator of which is the aggregate outstanding balance of Eligible Receivables in the Receivables Pool as of the last day of the full Accounting Period immediately preceding such Settlement Date. The Buyer and the Seller hereby agree that the Dilution Horizon Ratio with respect to a Dilution Factor which has a Dilution Horizon equal to zero shall be zero.

          "Dilution Ratio" shall mean, as of any Settlement Date with respect to any type of Dilution Factor, a fraction, expressed as a percentage, the numerator of which is the aggregate dollar amount of Dilutions attributable to such type of Dilution Factor recognized by the Company or the Seller during the full Accounting Period immediately preceding such Settlement Date and the denominator of which is the aggregate amount of net sales of the Company during the "N"th full Accounting Period immediately preceding such Settlement Date, where "N" is equal to the Dilution Horizon with respect to such type of Dilution Factor. The Buyer and the Seller hereby agree that the Dilution Ratio with respect to a Dilution Factor which has a Dilution Horizon equal to zero shall be zero.

          "Dilution Reserve" shall mean, as of any Settlement Date with respect to any type of Dilution Factor, the product of (a) the sum of (i) 1.5 times the Expected Dilution with respect to such type of Dilution Factor as of such Settlement Date, plus (ii) the product of (x) the positive result, if any, of the Dilution Spike Ratio with respect to such type of Dilution Factor as of such Settlement Date, minus such Expected Dilution, and (y) a fraction, the numerator of which is such Dilution Spike Ratio and the denominator of which is such Expected Dilution, and (b) the Dilution Horizon Ratio with respect to such type of Dilution Factor as of such Settlement Date.

          "Dilution Spike Ratio" shall mean, as of any Settlement Date with respect to any type of Dilution Factor, the highest Dilution Ratio with respect to such type of Dilution Factor for any full Accounting Period during the period of twelve (12) consecutive full Accounting Periods immediately preceding such Settlement Date.

          "Dispute" shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

          "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

          "Duff" shall mean Duff & Phelps Credit Rating Co.

          "Eligible Receivable" shall mean any Receivable which:

          (a) duly complies with all applicable Laws and other legal requirements, whether Federal, state or local;

          (b) constitutes an "account" or a "general intangible" as defined in the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Buyer's Participation Interest in such Receivable;

          (c) (i) was originated by the Company in the ordinary course of the Company's business in a transaction which complied with the Credit and Collection Policy, or (ii) was originated by a business subsequently acquired by or merged into the Company in a transaction which complied with the policies and procedures of such business in effect at the time such Receivable was originated, provided that the eligibility of such Receivable is approved in advance in writing by the Agent;

          (d) arises from a Contract and has been billed, or will be billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract;

          (e) constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms;

          (f) provides for payment in Dollars by the related Obligor;

          (g) is payable into a Permitted Lockbox or directly to the Servicer or the Seller;

          (h) has not been repurchased by the Seller pursuant to the repurchase provisions of this Agreement;

          (i) if it were a Purchased Receivable, would not be a Defaulted Receivable;

          (j) has an Obligor who is entitled to purchase additional merchandise or receive additional services from the Company under the terms of the Credit and Collection Policy; provided, that a Receivable which has an Obligor who is not entitled to purchase additional merchandise or receive additional services from the Company because such Obligor has reached the credit limit established by the Company shall be deemed to satisfy this paragraph (j);

          (k) was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract, the transfer of such Receivable by the Company to the Seller pursuant to the Sale Agreement or the sale of the Participation Interest in such Receivable to the Buyer hereunder unlawful, invalid or unenforceable;

          (l) is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement and the Security Agreement;

          (m) other than with respect to warranty claims being handled in accordance with the Credit and Collection Policy, no rejection or return of the goods or services which give rise to such Receivable has occurred and all goods and services in connection therewith have been finally performed or delivered to and accepted by the Obligor without Dispute;

          (n) is not an obligation of the United States, any state or municipality or any agency or instrumentality or political subdivision thereof, unless otherwise agreed to in writing by the Buyer, the Seller and the Affected Parties;

          (o) is not subject to any contractual right of set-off other than with respect to Overbill Reserves;

          (p) is an obligation representing part or all of the sales price of merchandise or services;

          (q) such Receivable must, by its terms, require full payment in respect thereof to be paid no later than 180 days after the date the original invoice with respect thereto was sent to the related Obligor;

          (r) has an Obligor who is located in the United States;

          (s) (i) has an Obligor who is not an Affiliate of the Company or the Seller or (ii) which is generated in an arms-length transaction between the Company and Yuasa and which satisfies the Credit and Collection Policy;

          (t) was acquired by the Seller from the Company pursuant to and in accordance with the terms of the Sale Agreement; and

          (u) the Obligor of which has not been deemed to be ineligible by the Buyer, in its sole discretion.

          "Enhancement Provider" shall have the meaning assigned to such term in the Credit Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Bankruptcy" shall mean, for any Person:

          (a) if such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

          (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

          (c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended, or otherwise) or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors, or, if a corporation or similar entity, any corporate action in furtherance of any of the foregoing; or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or conservator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, shall have been entered against such Person.

          "Expected Default Ratio" shall mean, with respect to any Settlement Date, the average of the Default Ratios for the three consecutive full Accounting Periods immediately preceding such Settlement Date.

          "Expected Dilution" shall mean, as of any Settlement Date with respect to any type of Dilution Factor, a fraction, expressed as a percentage, the numerator of which is the sum of the Dilution Ratios with respect to such type of Dilution Factor for each of the twelve full Accounting Periods immediately preceding such Settlement Date and the denominator of which is 12.

          "Expiration Date" shall mean the earliest of (i) February 24, 1998, which shall be extended thereafter on the last Business Day of each February, May, August and November during the term of this Agreement, beginning in May, 1997, to the 24th day in the calendar month which is three months after the month in which the then scheduled Expiration Date falls unless, prior to the first Business Day of each February, May, August and November, as the case may be, either the Buyer notifies the Seller that it does not desire to offer to extend its Purchase Obligation, or the Seller notifies the Buyer that it does not desire to continue to sell interests in the Receivables to the Buyer, provided, that the new scheduled Expiration Date shall in no event result in a remaining term of the Purchase Obligation that exceeds 360 days, or (ii) the date of termination of the commitment of the Banks under the Credit Agreement.

          "Forecast Dilution" shall mean, as of any Settlement Date, the sum of
(1) the aggregate amount by which the Account Balances of the Purchased Receivables were reduced by the Company or the Seller during the six Accounting Periods most recently ended as a result of billing errors, and (2) the amount of the Overbill Reserve in the Accounting Period most recently ended.

          "Funding Institution" shall have the meaning assigned to such term in the Credit Agreement.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

          "Income Taxes" shall mean any federal, state, local or foreign taxes based upon, measured by, or imposed upon gross or net income, gross or net receipts, capital or net worth, in each case, attributable solely to cash received by the Affected Party that is not remitted or deemed remitted to the Company or the Seller (regardless of the name of the tax imposed), including any penalties, interest or additions to tax imposed with respect thereto.

          "Investment" shall mean, on each date of determination, the sum of (i) the Net Investment and (ii) the Deferred Purchase Price, if any, as determined on the first Closing Date or as set forth on the most recently delivered Settlement Statement.

          "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body (including any law, rule, regulation or governmental order relating to the protection of the environment or to public or employee health or safety).

          "Letter of Credit" shall mean the letter of credit issued by the Letter of Credit Bank under the Reimbursement Agreement.

          "Letter of Credit Bank" shall mean Mellon Bank, N.A., as the issuer of the Letter of Credit under the Reimbursement Agreement.

          "Lien", in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, preference, right to priority payment, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security, or the filing of a financing statement in connection with any of the foregoing.

          "Liquidation Day" shall mean each day which occurs on or after (i) the date designated in a notice given by the Buyer to the Seller stating that the conditions contained in Section 4.03 hereof are not satisfied, (ii) the Expiration Date, (iii) the date on which a Termination Event occurs and is continuing, or (iv) the date on which the Seller gives written notice to the Buyer that it no longer wishes to sell interests in the Receivables Pool to the Buyer or permit Reinvestments to be made; provided, however, there shall be no Liquidation Day after the Net Investment shall equal zero.

          "Liquidation Period" shall mean one or more consecutive Liquidation Days.

          "Lockbox Account" shall mean an account owned and maintained by the Seller with a Permitted Lockbox Bank for the purpose of depositing payments made by Obligors.

          "Lockbox Servicing Agreement" shall mean an agreement relating to lockbox services in connection with a Permitted Lockbox which is in form and substance satisfactory to the Buyer and which has been executed and delivered to the Buyer by a Permitted Lockbox Bank.

          "Loss Horizon Ratio" shall mean, with respect to any Settlement Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of net sales of the Company during the four full Accounting Periods immediately preceding such Settlement Date and the denominator of which is the aggregate outstanding balance of Eligible Receivables in the Receivables Pool as of the last day of the full Accounting Period immediately preceding such Settlement Date.

          "Loss Ratio" shall mean, with respect to any Settlement Date, the highest Expected Default Ratio for any full Accounting Period during the period of twelve consecutive full Accounting Periods immediately preceding such Settlement Date.

          "Maximum Net Investment" shall mean $75,000,000 or such greater amount as shall be established with the consent of the Buyer or such lesser amount as shall be established in accordance with Section 2.03 hereof.

          "Mellon Bank" shall mean Mellon Bank, N.A., a national banking association.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Net Investment" shall mean (a) for the Closing Date, an amount equal to the Purchase Price (not including the Deferred Purchase Price, if any) paid for the Participation Interest on the Closing Date, and (b) for any other day, an amount equal to the sum of (i) the Net Investment on the Closing Date, plus
(ii) amounts paid to the Seller pursuant to Section 5.01 hereof since the Closing Date as an increase in the Net Investment, less (iii) all Collections and other amounts paid to the Buyer and not reinvested (which shall not include any amounts paid to the Buyer as Settlement Period Amount or fees) pursuant to Sections 2.03(b), 5.01, 5.03(d) and 5.04 hereof since the Closing Date. In the event that any amount received by the Buyer constituting any portion of Collections is rescinded or must otherwise be returned or restored for any reason to any Person, the Net Investment shall be increased by the amount of Collections so rescinded, returned or restored.

          "Obligor" shall mean, with respect to any Receivable, the Person who purchased goods or services under a Contract giving rise to such Receivable and who is obligated to make payments to the Company or the Seller on such Contract in respect of such Receivable.

          "Office" shall mean, when used in connection with the Buyer, its office located at 225 Liberty Street - 14th Floor, New York, New York, or when used in connection with the Company or the Seller, its respective office located at 645 Penn Street, Reading, Pennsylvania, or at such other office or offices of the Buyer, the Company or the Seller or branch, subsidiary or Affiliate of any thereof as may be designated in writing from time to time by any party hereto to the other parties hereto.

          "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "Overbill Reserve" shall mean, with respect to any Accounting Period, the amount indicated on the records of the Company as the aggregate amount due to Obligors in connection with cooperative advertising arrangements between Obligors and the Company.

          "Participation Interest" shall mean, at any time, an undivided percentage ownership interest equal to the Buyer's Allocation at such time in all then outstanding Receivables included in the Receivables Pool, including, without limitation, all Collections, and all collateral security, insurance policies, letters of credit and surety bonds given on behalf of Obligors to secure or support payment of such Receivables, and any proceeds of any of the foregoing.

          "Permitted Lockbox" shall mean a post office box owned and maintained by the Seller for the purpose of receiving payments made by Obligors.

          "Permitted Lockbox Bank" shall mean any bank at which a Lockbox Account is maintained, the short-term unsecured debt obligations of which are rated at least A-1 by S&P, at least P-1 by Moody's and, if rated by Duff, at least D-1 by Duff, appointed from time to time by the Seller and approved by the Buyer.

          "Person" shall mean an individual, corporation, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body, or any other entity of whatever nature.

          "Potential Servicer Event" shall mean any event or condition which, with the giving of notice, the passage of time or both, would constitute a Servicer Event.

          "Potential Termination Event" shall mean any event or condition which, with the giving of notice, the passage of time or both, would constitute a Termination Event.

          "Program Fee" shall mean, for any Settlement Period, the rate per annum set forth in a separate letter agreement between the Seller and the Buyer.

          "Purchase Availability Amount" shall mean, as of any date, an amount equal to the excess, if any, of (i) the Maximum Net Investment as of such date over (ii) the Net Investment as of such date.

          "Purchase Availability Fee" shall mean the fee set forth in a separate letter agreement between the Seller and the Buyer.

          "Purchase Documents" shall mean this Agreement, the Certificate of Participation, the Sale Agreement and such other agreements, documents and instruments entered into and delivered by the Seller or the Company in connection with the transactions contemplated by this Agreement.

          "Purchase Notice" shall mean each notice delivered pursuant to Section 4.02(e) hereof, in such form and with such detail as the Buyer may require from time to time.

          "Purchase Obligation" shall have the meaning ascribed to such term in
Section 2.01 hereof.

          "Purchase Price" shall mean, with respect to the purchase of the Participation Interest, the amount of cash consideration set forth on the Purchase Notice or otherwise paid by the Buyer for such Participation Interest on the Closing Date.

          "Purchased Receivable" shall mean a Receivable included in the Receivables Pool in which the Buyer is maintaining the Participation Interest pursuant to the terms of this Agreement.

          "Rate of Collections" shall mean, for any Accounting Period, a fraction, expressed as a percentage, the numerator of which is equal to the total Collections in respect of all Receivables (including deemed Collections to the extent actually received by the Servicer pursuant to Section 5.07) during such Accounting Period and the denominator of which is equal to the aggregate Account Balances of all Receivables as of the close of business on the last day of the immediately preceding Accounting Period.

          "Receivable" shall mean, with respect to any Contract, all receivables, contract rights, general intangibles, accounts, chattel paper, instruments (including, without limitation, promissory notes), amounts due and to become due to the Company or the Seller arising under such Contract (including but not limited to finance charges accrued with respect to such amounts and fees), and all other rights, powers and privileges of the Company or the Seller arising thereunder or related thereto and in the merchandise (including returned goods) and contracts relating thereto, assertable against any Person whatsoever, all security interests, guaranties and property securing or supporting payment of such Receivable, all Records relating to such Receivable and all proceeds and products of any of the foregoing; provided, that the term shall not include any Receivable the Obligor of which is listed on Exhibit M hereto, as such exhibit may be amended, supplemented or modified from time to time.

          "Receivables Pool" shall mean, at any time, the group of Purchased Receivables then outstanding which have, on the Closing Date, been identified by the Seller as constituting a pool and each additional Receivable thereafter added to such pool.

          "Records" shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

          "Reference Rate" shall mean the rate of interest established by the Agent from time to time as its reference rate; any change in the reference rate shall become effective as of the opening of business when such change occurs. The "Reference Rate" is not intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit to debtors.

          "Referral Agent" shall mean Mellon Bank, together with its successors or assigns.

          "Reimbursement Agreement" shall mean the Letter of Credit Reimbursement Agreement dated as of November 17, 1995 between the Letter of Credit Bank and the Buyer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Reinvestment" shall mean the purchase by the Buyer and the sale by the Seller of additional undivided percentage ownership interests in each and every Purchased Receivable utilizing the proceeds of Collections that were allocated to the Buyer for such purpose pursuant to Section 5.03(a).

          "Remainder" shall have the meaning assigned to such term in Section 5.03(a) hereof.

          "Responsible Officer" shall mean the chief executive officer, chief financial officer, controller, Executive Director - Finance or Director - Treasury of the Company or the President or Secretary of the Seller, as the case may be.

          "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of November 17, 1995 among the Buyer, the Letter of Credit Bank and the Collateral Agent, and consented and agreed to by the Agent and the Depositary, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Servicer" shall mean the Company, or any Person other than the Company or its Affiliates which, upon the termination of the Company as Servicer, succeeds to the functions performed by the Company as the servicer of the Purchased Receivables pursuant to a Complete Servicing Transfer and a Successor Servicing Agreement.

          "Servicer Event" shall mean a Termination Event (other than the Termination Event under Section 10.01(l) relating to the Buyer).

          "Servicer's Compensation" shall have the meaning ascribed to such term in Section 6.06(e) hereof.

          "Servicer's Compensation Reserve" shall mean, as of any Settlement Date, an amount equal to the product of (i) .50%, (ii) the aggregate outstanding balance of Eligible Receivables in the Receivables Pool as of the last day of the full Accounting Period immediately preceding such Settlement Date, and (iii) a fraction, the numerator of which is the product of (a) the Days Sales Outstanding at the close of business as of the last day of such Accounting Period and (b) three and the denominator of which is 360.

          "Settlement Date" shall mean, as to each Settlement Period, the twentieth calendar day (or, if such twentieth calendar day is not a Business Day, the next succeeding Business Day) after the last day of the Accounting Period most recently completed.

          "Settlement Period" shall mean (a) the period from and including the Closing Date and ending on the day immediately preceding the first Settlement Date, and (b) thereafter, the period from and including the Settlement Date of the immediately preceding Settlement Period and ending on the day immediately preceding the next Settlement Date.

          "Settlement Period Amount" shall mean, with respect to any Settlement Period, an amount equal to the sum of (i) the Cost of Funds for such Settlement Period and (ii) the product of (a) the Program Fee, (b) the Net Investment at the close of business on the first day of such Settlement Period, and (c) a fraction, the numerator of which is the actual number of days in such Settlement Period and the denominator of which is 360.

          "Settlement Statement" shall mean a statement substantially in the form of Exhibit B hereto, which, among other things, will identify any and all Receivables included in the Receivables Pool as of the last day of the Accounting Period most recently completed, duly completed and executed by a Responsible Officer of the Company or, if the Company is no longer the Servicer, of the Seller and delivered to the Buyer pursuant to Section 5.01 hereof.

          "S&P" shall mean Standard & Poor's Ratings Group.

          "Special Concentration Limit" shall mean, with respect to any Obligor listed on Exhibit I (together with its Affiliates and subsidiaries), an amount equal to the product of the aggregate of the Account Balances of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period and the percentage indicated opposite the name of such Obligor; provided, that the Buyer may (i) at any time any such Obligor is placed on a "credit watch list" by, or the long-term or short-term unsecured debt rating of such Obligor is downgraded by, S&P, Moody's or Duff, in its discretion, reduce the Special Concentration Limit for such Obligor, (ii) on any Settlement Date, in its discretion, reduce or increase the Special Concentration Limit for any such Obligor listed under the heading "Discretionary Special Concentration Limit" in Exhibit I, or (iii) at any time, in its discretion, add the name of any other Obligor to Exhibit I, in each case, through the delivery by the Buyer to the Seller of an amended Exhibit I.

          "Standard Concentration Limit" shall mean, as of any date of determination, with respect to all of the Receivables owing from a single Obligor (except for an Obligor listed on Exhibit I), together with Receivables owing from its Affiliates or subsidiaries, an amount equal to five percent (5.00%) of the aggregate of the Account Balances of the Eligible Receivables in the Receivables Pool outstanding as of the last day of the most recently completed Accounting Period.

          "Successor Servicing Agreement" shall mean any agreement between the Buyer and any Person, other than the Company or its Affiliate, which contains provisions concerning the servicing of the Purchased Receivables substantially similar to the provisions contained herein, including Sections 5.03, 5.04, 5.06, 6.01, 6.02, 6.04, 6.06 and 6.07 hereof, pursuant to which such Person performs servicing functions in respect of the Purchased Receivables, and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Termination Event" shall have the meaning ascribed to such term in
Section 10.01 hereof.

          "Transaction Costs" shall have the meaning ascribed to such term in
Section 11.01 hereof.

          "UCC" shall have the meaning ascribed to such term in Section 1.02 hereof.

          "Yuasa" shall mean Yuasa Battery (America), Inc.

          1.02. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Buyer shall be conclusive absent manifest error and include good faith estimates by the Buyer (in the case of quantitative determinations) and good faith beliefs by the Buyer (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and appendix references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. Terms not otherwise defined herein which are defined in the Uniform Commercial Code as in effect in the State of New York (the "UCC") on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires. This Agreement shall be construed as a whole and in accordance with its fair meaning.

                                   ARTICLE II

                         AGREEMENT TO PURCHASE AND SELL
                        -------------------------------

          2.01. Purchase Limits. Subject to the terms and conditions hereof, the Seller may at its option sell to the Buyer, and the Buyer agrees to purchase from the Seller (such agreement being referred to herein as the "Purchase Obligation"), at any time and from time to time on and after the date hereof and to but excluding the Expiration Date, undivided percentage ownership interests in the Receivables Pool by purchasing the Participation Interest in such Receivables Pool. Subject to the terms and conditions hereof, the Buyer shall also (i) make Reinvestments by permitting the Servicer to cause Collections allocated to the Buyer to be applied to the purchase of additional undivided percentage ownership interests in the Receivables Pool, and (ii) increase its Net Investment in the Participation Interest on any Settlement Date at the request of the Seller (without regard to a minimum amount). The Buyer shall not purchase the Participation Interest on the Closing Date, or permit a Reinvestment to be made on any day, or increase its Net Investment on any Settlement Date, to the extent that the amount of such purchase or Reinvestment shall exceed the Purchase Availability Amount, or shall cause the Buyer's Allocation (after giving effect to such purchase or Reinvestment) to exceed 100%. The Buyer shall not be obligated to increase the Maximum Net Investment. The Buyer shall not purchase the Participation Interest if the Buyer cannot issue its commercial paper notes or short-term promissory notes or otherwise borrow in order to fund the Purchase Price of such Participation Interest, or to make any such purchase or any Reinvestment or increase its Net Investment on any Settlement Date at or after the earlier to occur of (i) the Expiration Date, and
(ii) the reduction of the Maximum Net Investment to zero pursuant to Section
2.03 hereof.

          2.02. Amount of Purchases. The sale of the Participation Interest on the Closing Date by the Seller to the Buyer shall be for a minimum Purchase Price of $25,000,000.

          2.03. Reduction of the Maximum Net Investment and Net Investment; Termination of the Agreement.

          (a) Reduction of Maximum Net Investment. The Maximum Net Investment shall be reduced to zero (i) on the Expiration Date, or (ii) in accordance with
Section 10.02 hereof. In addition, upon written notice from the Seller to the Buyer, the Seller may reduce in whole or in part the Maximum Net Investment, effective as of the next Settlement Date on or after the thirtieth (30th) day following the date on which such notice is given; provided, however, that (i) any partial reduction must be in an amount equal to $5,000,000 or any greater amount which is an integral multiple of $5,000,000, and (ii) if the Maximum Net Investment at the time of such notice is less than or equal to $20,000,000, the Seller may only elect to reduce the amount of the Maximum Net Investment to zero. Notwithstanding any other provision of this Agreement, the Maximum Net Investment may not at any time be reduced below the amount of the aggregate Net Investment in effect at such time.

          (b) Reduction of the Net Investment. If at any time the Seller shall wish to cause the reduction of the Net Investment (but not to commence the permanent liquidation of the Participation Interest), the Seller may do so upon ten (10) days prior written notice thereof to the Buyer (such notice to include the amount of such proposed reduction and the proposed date on which such reduction will commence, which date shall be agreed to by the Buyer). On the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall refrain from making Reinvestments of Collections until the amount of such Collections not so reinvested shall equal the desired amount of reduction. The Servicer shall pay to the Buyer all Collections received on each day during the period in which Reinvestment of Collections has been suspended pursuant to this Section 2.03(b) on the date which is the earlier of (i) two (2) Business Days or (ii) the number of days specified in Section 9-306(4)(d) of the Uniform Commercial Code as in effect in the jurisdiction whose Laws govern the rights of the Buyer in and to any such Collections after the day on which such Collections are received by the Servicer.

The Net Investment shall be deemed reduced in the amount to be paid to the Buyer only when in fact so paid. The Seller shall use reasonable efforts to attempt to choose a reduction amount, and the date of the commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period. The Seller shall pay to the Buyer an amount equal any loss, cost or expense incurred by the Buyer as the result of the repayment of the Net Investment prior to the maturity date of any (x) loans made to the Buyer by third parties or (y) commercial paper notes or short-term promissory notes issued by the Buyer, in each case for the purpose of maintaining the Participation Interest.

          (c) Termination of the Agreement. This Agreement shall terminate at the latest to occur of (i) the Expiration Date, (ii) the first day on which the Net Investment equals zero, all other amounts accrued and owing to the Buyer under this Agreement have been paid in full and the Maximum Net Investment has been reduced to zero, or (iii) the first day on which all Eligible Receivables in the Receivables Pool have been collected or written off by the Seller and the Maximum Net Investment has been reduced to zero; provided, however, that the covenants, representations, warranties and indemnities of the Company and the Seller to the Buyer contained herein or made pursuant hereto shall survive such termination. Upon such termination, the Buyer shall convey to the Seller, without recourse, its Participation Interest in all Purchased Receivables and shall deliver to the Seller all instruments and documents relating thereto.
Upon such reconveyance, the Deferred Purchase Price shall be deemed to have been paid in full.

          2.04.  Fees Payable to the Buyer.

          (a) Purchase Availability Fee. The Seller agrees to pay to the Buyer, in consideration for the Purchase Obligation hereunder, from and including the date of execution of this Agreement to but excluding the Expiration Date, the Purchase Availability Fee in the amount set forth in a separate letter agreement between the Seller and the Buyer. The accrued Purchase Availability Fee shall be due and payable in accordance with Sections 5.03 and 5.04 hereof until the earlier of the Expiration Date or the date on which the Maximum Net Investment is reduced to zero pursuant to Section 2.03(a) hereof. To the extent the Purchase Availability Fee is not paid from Collections in accordance with
Section 5.03 or 5.04 hereof, the Purchase Availability

Fee shall be an absolute and unconditional obligation of the Seller.

          (b) Fees Non-Refundable. The fees to be paid to the Buyer pursuant to this Section 2.04 are non-refundable and shall not be refunded for any reason whatsoever, including, without limitation, the later reduction or termination of the Maximum Net Investment in whole or in part in accordance with the provisions of this Agreement.

                                  ARTICLE III

                              BUYER'S ALLOCATION
                              ------------------

          3.01. Buyer's Allocation. The Buyer's Allocation on any day of determination shall be a percentage, not in excess of 100%, equal to the quotient of (i) the Investment, divided by (ii) the positive result of (a) the aggregate Account Balances of all Eligible Receivables included in the Receivables Pool on the date of determination before giving effect to Collections on such date, less (b) the aggregate amount by which the Account Balance of Eligible Receivables of each Obligor exceeds the Standard Concentration Limit or the Special Concentration Limit for such Obligor, less
(c) the lesser of (1) the aggregate amount of accounts payable to Yuasa by the Company, as indicated on the records of the Company, and (2) the aggregate Account Balances of all Eligible Receivables included in the Receivables Pool the Obligor of which is Yuasa.

          3.02. Frequency of Computation of the Buyer's Allocation. The Buyer's Allocation shall be initially computed as of the opening of business of the Servicer on the Closing Date. Thereafter, until the Net Investment shall be reduced to zero, the Buyer's Allocation shall be automatically recomputed as of the close of business of the Servicer on each Business Day, and the Buyer's Allocation shall constitute the percentage ownership interest of the Buyer in the Receivables Pool on such date; provided, however, that on and after a Liquidation Day and during the continuance of a Liquidation Period, the Buyer's Allocation shall be equal to the Buyer's Allocation as computed on the first Business Day preceding the occurrence of such Liquidation Day. The Buyer's Allocation shall be reduced to zero at such time as the related Net Investment shall be reduced to zero, the Buyer shall have received all amounts in respect of accrued and unpaid Settlement Period Amounts and all other amounts payable to it pursuant to this

Agreement, and the Servicer, provided the Seller is not the Servicer, shall have received the accrued Servicer's Compensation.

                                  ARTICLE IV

                              CLOSING PROCEDURES
                              ------------------

          4.01.  Purchase and Sale Procedures.

          (a) General. The sale of the Participation Interest hereunder shall, with respect to the Receivables Pool, transfer ownership to the Buyer of an undivided percentage ownership interest in each Receivable in such Receivables Pool, effective upon the creation of such Receivable.

          (b) Indemnity for Failure to Close. If a sale of the Participation Interest fails to occur on the Closing Date as specified in the Purchase Notice delivered pursuant to Section 4.02(e) hereof and agreed to by the Buyer pursuant to Section 4.04 hereof, the Seller shall reimburse the Buyer on demand for any loss, cost or expense (including loss of margin) incurred by the Buyer with respect to this Agreement, its obligations hereunder or its funding of the proposed Purchase Price (including, without limitation, any loss, cost or expense in obtaining, liquidating or employing deposits as loans from third parties or the loss, cost or expense of issuing its commercial paper notes or short-term promissory notes in order to fund such Purchase Price) until the earlier of (A) the Closing Date as specified in a subsequent Purchase Notice delivered pursuant to Section 4.02(e) hereof and agreed to by the Buyer pursuant to Section 4.04 hereof or (B) the date on which (i) the Buyer redeploys any funds committed to fund such Purchase Price at a rate of return greater than or equal to the Cost of Funds, or (ii) such commercial paper notes or short-term promissory notes become due and payable, as the case may be. The Buyer shall notify the Seller of the amount determined by the Buyer (which determination shall be conclusive and binding absent manifest error) to be necessary to compensate the Buyer for such loss, cost or expense. Such amount shall be due and payable by the Seller to the Buyer ten (10) Business Days after such notice is given.

          4.02. Conditions Precedent to the First Purchase. The obligation of the Buyer to purchase the Participation Interest from the Seller on the Closing Date shall be subject to the satisfaction on or before April 30, 1997 of the conditions set forth in Section 4.03 hereof and the following further conditions:

          (a) Corporate Standing. The Buyer shall have received (i) from each of the Seller and the Company, a certificate, dated a recent date relative to the Closing Date as determined by the Buyer, of the Secretary of State or other similar official as to its good standing under the Laws of its jurisdiction of incorporation, and (ii) from the Company, certificates, dated a recent date relative to the Closing Date as determined by the Buyer, of the Secretary of State or other similar official of each of the State of Michigan and the Commonwealth of Pennsylvania as to its good standing under the Laws of such jurisdictions.

          (b) Opinions of Counsel. The Buyer shall have received favorable written opinions of John Van Zile, Esq., General Counsel of the Company, and Kirkland & Ellis, counsel for the Company and the Seller, each dated the Closing Date, each in form and substance acceptable to the Buyer.

          (c) Financing Statements, etc. The Buyer shall have received evidence satisfactory to it of the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Buyer, desirable, to evidence or perfect the ownership interests to be acquired by the Buyer hereunder, including, without limitation:

               (i) acknowledgment copies of proper financing statements on Form UCC-1 filed on or prior to the Closing Date, naming the Company as debtor and/or assignor and the Seller as secured party and/or assignee (in respect of the transfer of Receivables contemplated by the Sale Agreement) and naming the Seller as debtor and/or assignor and the Buyer as secured party and/or assignee (in respect of the transfer of the Participation Interest contemplated by this Agreement), or such other similar instruments or documents as may be necessary or, in the opinion of the Buyer, advisable, under the Uniform Commercial Code or any comparable law of all appropriate jurisdictions to evidence or perfect the Buyer's Participation Interest; and

               (ii) evidence of searches satisfactory to the Buyer listing all effective financing statements which name the Company or the Seller as debtor and/or assignor in the jurisdictions in which filings are made pursuant to subsection (i) above, together with copies of such financing statements, none of which (other than the filings made pursuant to subsection (i) above) shall cover any Receivables or the related Contracts.

          (d) Lockbox Agreements. The Buyer shall have received duly executed copies of Lockbox Servicing Agreements with each of one or more Permitted Lockbox Banks.

          (e) Purchase Notice. The Buyer shall have received from the Seller, no less than two (2) Business Days prior to the Closing Date, a notice (the "Purchase Notice") in substantially the form of Exhibit J hereto, utilizing information as of the last day of the most recently completed Accounting Period, together with such written documentation of the procedures utilized and calculations made in connection with the preparation of such Purchase Notice as the Buyer may request.

          (f) Responsible Officer Certificate. The Buyer shall have received a certificate of a Responsible Officer, dated the Closing Date, from each of the Seller and the Company, in substantially the form attached hereto as Exhibit C, and as to such other matters incident to the transactions contemplated by the Purchase Documents as the Buyer may reasonably request, in form and substance satisfactory to the Buyer. The Buyer may conclusively rely on any such certificate unless and until a later certificate revising the prior certificate is received by the Buyer.

          (g) Certificate of Participation. The Buyer shall have received on the Closing Date, a Certificate of Participation executed on behalf of the Seller by a Responsible Officer.

          (h) Creditors' Consent. The Buyer shall have received the written consent of the Banks party to the Credit Agreement dated as of August 30, 1994, as amended, among the Company, the Banks and Agents party thereto and Bankers Trust Company, as Administrative Agent (the "Company Credit Agreement"), to the execution and delivery of the Purchase Documents and the consummation of the transactions contemplated hereby and thereby in form and substance satisfactory to the Buyer.


          4.03. Conditions Precedent to Each Purchase and Reinvestment. The obligation of the Buyer to purchase the Participation Interest from the Seller on the Closing Date, to make a Reinvestment on any date, or to increase the Net Investment in the Receivables Pool on any Settlement Date, is subject to the performance by each of the Company and the

Seller of its respective obligations hereunder on or before the Closing Date, such date on which a Reinvestment will be made or such Settlement Date, and to the satisfaction of the following further conditions:

          (a) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by the Purchase Documents or the Receivables to be included in the Receivables Pool on the Closing Date, such Settlement Date or such date of such Reinvestment shall be in form and substance satisfactory to the Buyer, and the Buyer shall have received all such originals or certified copies or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Buyer.

          (b) Representations and Warranties. On and as of such date (i) the representations and warranties of the Seller contained in Article VIII hereof and of the Company contained in the Sale Agreement shall be true and correct with the same force and effect as though made on and as of the Closing Date, such Settlement Date or such date of Reinvestment (except to the extent that such representations and warranties relate solely to an earlier date), (ii) the Company and the Seller shall be in compliance with the respective covenants contained in Article IX hereof and in the Sale Agreement, and (iii) no Termination Event or Potential Termination Event shall occur as a result of the Purchase and sale of the Participation Interest in the Receivables Pool on the Closing Date, such Settlement Date or such date of Reinvestment, or shall have occurred and be continuing or shall exist on the Closing Date, such Settlement Date or such date of Reinvestment.

          (c) Sale Agreement. The Sale Agreement shall be in full force and effect.

          4.04. Purchase Price. Subject to the terms and conditions hereof, and relying upon the representations and warranties set forth herein, on the Closing Date, the Buyer shall purchase the Participation Interest in the Receivables Pool described in the Purchase Notice delivered by the Seller to the Buyer and agreed upon by the Buyer. On the date of purchase of the Participation Interest, the Buyer shall make available to the Seller at its Office, or such other place as the Seller has notified the Buyer, the Purchase Price therefor.

          4.05.  Sale Without Recourse.

          (a) The sale of the Participation Interest hereunder shall, except to the extent specified in Section 5.06 hereof, be made without recourse to the Seller with respect to any loss arising from Defaulted Receivables, provided, that nothing contained herein shall limit the rights of the Buyer provided in
Section 2.04, Article V, Section 6.04 and Articles VII and XI hereof.

          (b) This Agreement also constitutes a security agreement under the UCC. The Seller hereby grants to the Buyer on the terms and conditions of this Agreement a first priority security interest in and against all of the Seller's right, title and interest in and to the Purchased Receivables and the proceeds thereof for the purposes of securing the obligations of the Seller and the rights of the Buyer under this Agreement.

          4.06. Non-Assumption by the Buyer of Obligations. No obligation or liability of the Seller to any Obligor under any Purchased Receivable or Contract shall be assumed by the Buyer hereunder or under the Certificate of Participation, and any such assumption is hereby expressly disclaimed. The Buyer shall be indemnified by the Seller in accordance with Section 11.04 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor's assertion of such obligation or liability against the Buyer.

          4.07. Character of Receivables Added to Receivables Pools. All Receivables acquired by the Seller pursuant to the Sale Agreement shall be included in the Receivables Pool immediately upon the Seller's acquisition thereof. All such Receivables will comprise only one Receivables Pool.

                                   ARTICLE V

                            SETTLEMENTS; ADJUSTMENTS
                           -------------------------

          5.01. Settlement Statements. The Seller shall, or shall cause the Servicer to, submit to the Buyer not less than two (2) Business Days prior to each Settlement Date, a Settlement Statement signed by a Responsible Officer dated as of such Settlement Date and including information in respect of the Receivables Pool as of the last day of the Accounting Period most recently completed. The execution and delivery of any Settlement Statement shall constitute a representation and warranty by the Seller and the Servicer that the information contained therein is true and correct as of the date thereof. Such Settlement Statement shall be accompanied by such other information as the Buyer may reasonably request. Subject to the terms and conditions of this Agreement, if the Seller requests on a Settlement Statement that the Net Investment be increased to an amount in excess of the Net Investment as of the immediately preceding Settlement Date, the Buyer shall make available to the Seller at its Office, or such other place as the Seller has notified to the Buyer, on the next succeeding Settlement Date, the amount of such increase in the Net Investment; provided, that such increase in the Net Investment shall not cause the Net Investment to exceed the Maximum Net Investment then in effect. The Seller may request a reduction in the Net Investment in accordance with Section 2.03(b).

          5.02. Receivables Status. Upon ten (10) Business Days' notice from the Buyer, the Seller or the Servicer will furnish or cause to be furnished to the Buyer a written report, signed by a Responsible Officer, containing such information as the Buyer may reasonably request (in such form as the Buyer may reasonably request), which shall include, without limitation, with respect to the Participation Interest (a) the Account Balances of the Contracts for all Purchased Receivables, together with all Collections, Dilutions, and other adjustments to such Receivables since the date of the last written report furnished to the Buyer, and an aging of all Contracts as of a date no later than the date of such notice; and (b) an analysis and explanation of significant variances, if any, between actual Collections of Purchased Receivables during such Settlement Period and historical collections experience.

          5.03.  Non-Liquidation Settlements.

          (a) Daily Settlements. On each day (other than a Liquidation Day) with regard to each Settlement Period, the Buyer shall be allocated an amount of Collections equal to the product of (i) the Buyer's Allocation, expressed as a decimal, and (ii) Collections, if any, with respect to the Purchased Receivables on such day. The Servicer shall hold in trust for the benefit of the Buyer out of such amount in respect of such Buyer's Allocation an amount equal to the Settlement Period Amount accrued through such day and not previously so held (whether or not accrued during the current Settlement Period), and (following such allocation) shall hold in trust for its own account an amount, if available, equal to the Servicer's Compensation accrued through such day for the Participation Interest and not previously so held and (following such allocation) shall hold in trust for the account of the Buyer an amount, if available, equal to the Purchase Availability Fee accrued through such day and not previously so held. The remainder of such amount (the "Remainder") in respect of the Buyer's Allocation shall, subject to the terms and conditions of this Agreement, be utilized by the Servicer to make a Reinvestment in the Receivables Pool in the amount of the Remainder, subject to Sections 2.01 and 4.03 hereof, and after giving effect to any allocation of new Receivables to the Receivables Pool. Any portion of the Remainder not applied to a Reinvestment shall be held by the Servicer in accordance with subsection (d) below. The Remainder, or any portion thereof, which is applied to a Reinvestment, and any amount of Collections which were not allocated to the Buyer pursuant to the first sentence of this Section 5.03(a), shall be remitted by the Servicer to the Seller. Notwithstanding the foregoing, in the event that at the end of any Settlement Period the amounts held in trust for the benefit of the Buyer pursuant to the second sentence of this Section 5.03(a) and not previously paid to the Buyer are less than the accrued and unpaid Settlement Period Amount for such Settlement Period, then any amount which had been deemed to be a Remainder during such Settlement Period (up to the amount of such deficit in the amount available to pay the Settlement Period Amount) shall be deemed to have been held in trust for the benefit of the Buyer pursuant to the second sentence of this Section 5.03(a).

          (b) Settlement Period. On each Settlement Date (other than a Settlement Date with respect to a Settlement Period during which a Liquidation Day occurs), the Servicer shall pay to the Buyer and the Servicer the amounts held in trust for the benefit of the Buyer and the Servicer, respectively, pursuant to subsection (a) above and not previously paid to the Buyer and the Servicer, respectively.

          (c) Deemed Collections. If on any day the Account Balance of a Purchased Receivable is reduced as a result of a Dilution with respect to such Purchased Receivable, the Servicer shall be deemed to have received on such day a Collection of Purchased Receivables in the amount of such reduction. If on any day any of the representations and warranties of the Seller set forth in Section 8.02(b) and (c) is no longer true or was not true when made with respect to such Purchased Receivable, or if any of the representations and warranties of the Seller set forth in Section 8.02(a) was not true when made, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

          (d) Unreinvested Collections. Any portion of the Remainder which may not be immediately applied to Reinvestments in the Participation Interest in accordance with Section 5.03(a) for any reason, shall be so reinvested as soon as practicable without violating any provisions of this Agreement; provided, however, that if any portion of the Remainder may not be applied to Reinvestments in the Participation Interest for any reason on the date which is the earlier of (i) two (2) Business Days or (ii) the number of days specified in
Section 9-306(4)(d) of the Uniform Commercial Code as in effect in the jurisdiction whose Laws govern the rights of the Buyer in and to any such portion of the Remainder after the Servicer receives such portion of the Remainder, the Servicer shall pay such portion of the Remainder to the Buyer on such earlier date. The Net Investment shall be deemed reduced in the amount to be paid to the Buyer only when in fact so paid.

          (e) Notwithstanding anything to the contrary contained herein, if, on any Settlement Date prior to the occurrence of a Liquidation Day (after giving effect to all payments required to be made by the Seller or the Servicer to the Agent for the account of the Buyer pursuant to this Section 5.03 and any increase in the Net Investment effected on such day), the Buyer's Allocation shall exceed one hundred percent (100%), the Seller shall make a payment of an amount in immediately available funds to the Agent for the account of the Buyer as a reduction of the Net Investment such that, after giving effect to such payment, the Buyer's Allocation is equal to one hundred percent (100%).

          5.04.  Liquidation Settlements.

          (a) Notwithstanding the provisions of Sections 5.03(a) and (b) hereof, on each Liquidation Day with regard to each Settlement Period, the Servicer shall allocate to, and hold in trust for the benefit of, the Buyer for payment in accordance with Section 5.04(b), an amount of Collections equal to the product of (i) the Buyer's Allocation, and

(ii) Collections in respect of the Purchased Receivables for such Liquidation Day. The Collections allocated to the Buyer pursuant to this section shall be allocated on a daily basis (i) first, to the payment of any Settlement Period Amount accrued and owing to the Buyer, (ii) second, subject to Section 6.06(e), to the payment of any Servicer's Compensation accrued and owing to the Servicer,
(iii) third, to make payment in respect of any Purchase Availability Fee accrued and owing to the Buyer, (iv) fourth, to make payment in respect of the Net Investment, and (v) fifth, to the payment of any other amount accrued and owing to the Buyer under this Agreement. Any amount of such Collections which were not allocated to the Buyer pursuant to the first sentence of this Section 5.04 on such Liquidation Day, shall be remitted by the Servicer to the Seller.

          (b) Collections held by the Servicer on behalf of the Buyer pursuant to this Section 5.04 shall be remitted to the Buyer on the date which is the earlier of (i) two (2) Business Days or (ii) the number of days specified in
Section 9-306(4)(d) of the Uniform Commercial Code as in effect in the jurisdiction whose Laws govern the rights of the Buyer in and to any such Collections after the Servicer receives such Collections.

          5.05.  Allocation of Collections.

          (a) Except as required by Law or the underlying Contract, if any Obligor is obligated under one or more Purchased Receivables and also under one or more Contracts not constituting Purchased Receivables, then any payment received from or on behalf of such Obligor shall be applied (i) to a specific Contract if the Obligor designates such payment to be so applied, or (ii) to the Purchased Receivables in the order in which payments are due thereunder if the application of such payment is not so designated.

          (b) Notwithstanding any other provision of this Agreement, the Buyer is not entitled to receive any portion of Collections once the Net Investment is reduced to zero and the Seller has no remaining payment obligations to the Buyer under this Agreement.

          5.06.  Deferred Purchase Price.

          (a) On the Closing Date, the Deferred Purchase Price shall be an amount equal to the sum of (i) the product of (x) the greater of (1) 12% and (2) the positive result, if any, of (I) 200% of the product of (X) a fraction the numerator of which is the sum of (A) the aggregate of the Account Balance of each Eligible Receivable generated by the Branches and Battery West divisions of the Seller which, at the close of business on the Closing Date, was outstanding and unpaid (in whole or in part) for a period from 91 days to 180 days, inclusive, after the due date for such Eligible Receivable as shown on the invoice which was sent to the related Obligor with respect to such Eligible Receivable, plus (B) the aggregate of the Account Balance of each Eligible Receivable generated by the Corporate Accounts Receivable division of the Seller which, at the close of business on the Closing Date, was outstanding and unpaid (in whole or in part) for a period from 91 days to 120 days, inclusive, after the due date for such Eligible Receivable as shown on the invoice which was sent to the related Obligor with respect to such Eligible Receivable, and the denominator of which is the aggregate Account Balances of the Eligible Receivables at the close of business on the Closing Date, multiplied by (Y) the sum of (1) the greater of (m) the Days Sales Outstanding on the Closing Date divided by 30 and (n) 2, plus (2) 4, less (II) 10%, and (y) the aggregate Account Balances of the Eligible Receivables at the close of business on the Closing Date, plus (ii) the Forecast Dilution as calculated on the Closing Date.

          (b) In each Settlement Statement, the Servicer shall calculate the Deferred Purchase Price as of the last day of the full Accounting Period most recently completed, which shall be an amount equal to the sum of (1) the Credit Enhancement Reserve, plus (2) the Forecast Dilution as calculated in such Settlement Statement, plus (3) the Settlement Period Amount times 6, plus (4) the Servicer's Compensation Reserve; provided, that if a Liquidation Day occurs, the Deferred Purchase Price will thereafter be the amount of the Deferred Purchase Price at the close of business on the day immediately preceding such Liquidation Day.

          5.07. Treatment of Collections and Deemed Collections. Any Collections deemed to be received pursuant to this Agreement shall be paid by the Seller to the Servicer in same day funds on the date of such deemed receipt. The Servicer shall hold or distribute all Collections deemed received pursuant to Sections 5.03 and 6.04 hereof to the same extent as if such Collections had actually been received. So long as the Servicer shall hold any Collections or deemed Collections required to be paid to the Buyer, it shall hold such Collections in trust and separate and apart from its own funds and shall clearly mark its records to reflect such trust.

                                   ARTICLE VI

                            PROTECTION OF THE BUYER;
                         ADMINISTRATION AND COLLECTIONS
                         ------------------------------

          6.01. Maintenance of Information and Computer Records. The Seller will, or will cause the Servicer to, hold in trust and keep safely for the Buyer all evidence of the Buyer's right, title and interest in the Receivables Pool. The Seller will, or will cause the Servicer to, on or prior to the Closing Date, and with respect to all Receivables that are added to the Receivables Pool after the Closing Date, on each respective date such Receivables are added, place an appropriate code or notation in its Records to indicate those Receivables which are or which will be included in the Receivables Pool.

          6.02.  Protection of the Interests of the Buyer.

          (a) The Seller will, or will cause the Servicer to, from time to time do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statements, continuation statements, the Certificate of Participation and notices of Certificate of Participation relating to the Participation Interest for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer, and the making of notations on the Records of the Seller) as may be requested by the Buyer in order to effect the purposes of this Agreement and the sale of the Participation Interest hereunder and to perfect the Buyer's right, title and interest in the Receivables Pool and all Collections with respect thereto against all Persons whomsoever.

          (b) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Buyer and the Referral Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, or in its own name, financing statements and continuation statements and amendments thereto with respect to the Buyer's Participation Interest in the Purchased Receivables.

          (c) At any reasonable time and from time to time at the Buyer's reasonable request upon notice to the Seller, the Company or the Servicer, the Seller, the Company or the Servicer, as the case may be, shall permit such Person as the Buyer may designate to conduct audits or visit and inspect any of the properties of the Seller, the Company or the Servicer, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller, the Company or the Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's, the Company's or the Servicer's, as the case may be, affairs with its officers, employees and independent accountants. Each of the Seller, the Company and the Servicer hereby authorizes such officers, employees and independent accountants to discuss with the Buyer the affairs of the Seller, the Company or the Servicer, as the case may be. The Seller shall reimburse the Buyer for all reasonable fees, costs and expenses incurred by or on behalf of the Buyer in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

          (d) The Buyer shall have the right to do all such acts and things as it may deem necessary to protect its interests, including, without limitation, confirmation and verification of Purchased Receivables.

          6.03. Maintenance of the Location of Writings and Records. The Seller will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office or at an office of the Servicer designated in advance to the Buyer, separate and apart from all other Records, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Buyer or its designee to determine at any time the status of, the Participation Interest of the Buyer in each Purchased Receivable; provided, that any Records may be stored at other locations to the extent temporary location elsewhere is necessary in connection with litigation, repossession, other collection activities or other usual business purposes. The Seller shall at its own expense prepare and maintain machine-readable magnetic tapes in such format as the Buyer, in its sole discretion, may require pertaining to the Purchased Receivables.

          6.04. Information. The Seller will, or will cause the Servicer to, furnish to the Buyer such additional information with respect to the Purchased Receivables (including but not limited to the Credit and Collection Policy) as the Buyer may reasonably request. The Seller will also furnish to the Buyer all modifications, adjustments or supplements to the Credit and Collection Policy as in effect on the date hereof; provided, however, that neither the Seller nor the Company shall, without the Buyer's prior written consent, alter its credit, enforcement and other policies as in effect from time to time if the effect of any alteration thereof would be to materially adversely affect the collectibility of the Purchased Receivables. If any such alteration made without the Buyer's consent is later determined by the Buyer to have had a material adverse effect on the collectibility of Purchased Receivables, then the Seller or the Company, as the case may be, shall promptly revise such policies in order to prevent any such material adverse effect from occurring thereafter, and the Purchased Receivables that, in the sole judgment of the Buyer, became uncollectible due to such change shall be deemed collected and shall be treated as deemed Collections pursuant to Section 5.07 hereof. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Servicer shall give the Buyer notice thereof.

          6.05. Performance of Undertakings Under the Purchased Receivables; Indemnification. The Company will at all times observe and perform, or cause to be observed and performed, all obligations and undertakings to the Obligors arising in connection with each Purchased Receivable or related Contract and neither the Company nor the Seller will take any action or cause any action to be taken to impair the rights of the Seller to the Receivables or the rights of the Buyer to its Participation Interest in the Purchased Receivables. In such connection, the Buyer shall be indemnified by the Seller in accordance with
Section 11.04 hereof and by the Company in accordance with the Sale Agreement in respect of any losses, claims, damages, liabilities, costs or expenses incurred or arising out of any action taken or caused to be taken by the Company or the Seller which impairs the Seller's rights to the Receivables or the Buyer's rights to its Participation Interest in the Purchased Receivables.

          6.06.  Administration and Collections; Indemnification.

          (a) General. Until a Complete Servicing Transfer shall have occurred, the Company will be responsible for the administration, servicing and collection of the Purchased Receivables; provided, however, that upon written approval by the Buyer such duties may be delegated by the Company to any of its Affiliates or a third party (without impairment of the Company's Obligations as Servicer). If and to the extent that the Company or any of its Affiliates or any such third party is performing such functions, the Company agrees to exercise or cause such Affiliate or third party to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to accounts owned by the Company.

          (b) Administration. The Servicer shall, to the maximum extent permitted by Law, have the power and authority, on behalf of the Buyer as part of the Servicer's administrative and servicing obligations hereunder, to take such action in respect of any such Purchased Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Account Balance of the related Contract for any Purchased Receivable, except in accordance with the Credit and Collection Policy or otherwise with the Buyer's prior written consent. The Servicer undertakes to comply with each of the covenants of the Seller included herein in respect of which the Seller undertakes to cause the Servicer to take or avoid taking actions specified therein, and further agrees to perform the Servicer's obligations under Article II of the Sale Agreement.

          (c) Enforcement Proceedings. In the event of a default under any Purchased Receivable before a Servicer Event, the Servicer shall, at the Seller's expense, to the maximum extent permitted by Law, have the power and authority, on behalf of the Buyer as part of the Servicer's administrative and servicing obligations hereunder, to take any action in respect of any such Purchased Receivable as the Servicer may deem advisable; provided, however, that the Servicer or the Seller, as the case may be, shall take no enforcement action (judicial or otherwise) with respect to such Purchased Receivable, except in accordance with the Credit and Collection Policy or otherwise with the written consent of the Buyer. The Servicer or the Seller, as the case may be, will apply or will cause to be applied at all times before a Servicer Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Purchased Receivables as is applied and followed with respect to like accounts not owned by the Buyer. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make the Buyer a party to any litigation without the Buyer's express prior written consent.

          (d) Obligations of the Buyer. The Buyer may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Purchased Receivable. At such time as the Servicer or the Seller, as the case may be, has any obligation to pursue the collection of Purchased Receivables and the Buyer possesses any documents necessary therefor, the Buyer agrees to furnish such documents to the Servicer or the Seller, as the case may be, to the extent and for the period necessary for the Servicer or the Seller, as the case may be, to comply with its obligations hereunder.

          (e) Servicer's Compensation. The Servicer's Compensation for performing its responsibilities as the servicer with respect to any Purchased Receivables on any day shall be equal to the quotient of (A) the product of (1) one-half of one percent (0.50%), and (2) the Account Balances of Purchased Receivables on such day, divided by (B) 360. Subject to Section 6.07(a), the Servicer's Compensation shall be retained by the Servicer in accordance with
Section 5.03 hereof or paid to the Servicer by the Buyer in the event Collections are applied in accordance with Section 5.04 hereof; provided, however, that if the Company is the Servicer, the Servicer's Compensation shall not be paid on or after any day on which a Termination Event shall have occurred and be continuing.

          (f) Indemnity. The Servicer shall indemnify the Buyer in respect of any losses, claims, damages, liabilities, costs or expenses incurred or arising out of any action taken or caused to be taken by the Servicer under this Section 6.06.

          6.07.  Complete Servicing Transfer.

          (a) General. If at any time a Servicer Event shall have occurred and be continuing, the Buyer may, by notice in writing to the Seller and the Company, terminate the Company's capacity as Servicer in respect of the Purchased Receivables (such termination referred to herein as a "Complete Servicing Transfer"), notify Obligors of its interest in the Purchased Receivables, take control of the Lockbox Accounts and exercise all other incidences of ownership in the Purchased Receivables. After a Complete Servicing Transfer, the Buyer may administer, service and collect the Purchased Receivables itself, and in such event may retain the Servicer's Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Purchased Receivables. Alternatively, the Buyer may engage Mellon Bank to perform all or any part of the administration, servicing and collection of the Purchased Receivables and pay to Mellon Bank all or a portion of the Servicer's Compensation in consideration thereof.

          (b) Transition. The Company, within ten (10) Business Days after receiving a notice pursuant to Section 6.07(a) hereof, shall, at its own cost and expense, deliver or cause to be delivered to the Buyer or its designated agent (i) a schedule of the Purchased Receivables indicating as to each such Purchased Receivable information as to the related Obligor, the Account Balance as of such date of the related Contract and the location of the evidences of such Purchased Receivable and related Contract, together with such other information as the Buyer may reasonably request and (ii) all evidence of such Purchased Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories) as the Buyer may reasonably deem necessary to enable it to protect and enforce its rights to, or its position as owner of, a Participation Interest therein. After any such delivery, neither the Seller nor the Company will hold or retain any executed counterpart or any document evidencing such Purchased Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

          (c) Collections. From and after the occurrence of a Complete Servicing Transfer, the Seller and the Servicer will cause to be transmitted and delivered directly to the Buyer or its designated agent, for the Buyer's own account, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Buyer) on account of its Participation Interest in the Purchased Receivables. All such Collections consisting of cash shall not be commingled with other items or monies of the Seller or the Company for a period longer than the lesser of (i) two (2) Business Days or (ii) the number of days specified in Section 9-306(4)(d) of the Uniform Commercial Code as in effect in the jurisdiction whose Laws govern the rights of the Buyer in and to any such Collections. If the Buyer or its designated agent receives items or monies that are not payments on account of its Participation Interest in the Purchased Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by the Buyer or its designated agent. The Seller hereby irrevocably grants the Buyer or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps with respect to the Purchased Receivable which the Buyer, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or transmitted to or received by the Buyer or its designated agent (whether or not from the Seller or any Obligor) in connection with its Participation Interest in such Purchased Receivable; provided, however, that the Buyer hereby agrees not to exercise, and not to permit its designated agents to exercise, such power of attorney unless a Servicer Event shall have occurred and be continuing. The Buyer will provide such periodic accountings and other information related to disposition of funds so collected as the Seller may reasonably request.

          (d) Collection and Administration at Expense of Company. The Company agrees that, in the event of a Complete Servicing Transfer, it will reimburse the Buyer for all out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by the Referral Agent's credit recovery group (or any successor), expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Company) incurred by the Buyer or the Referral Agent in connection with and following the transfer of functions following a Complete Servicing

Transfer (excluding, however, the fees of any successor Servicer).

          (e) Payments by Obligors. At any time, and from time to time following a Complete Servicing Transfer, or if a Servicer Event or Potential Servicer Event shall have occurred and be continuing, the Seller, the Company and the Servicer shall permit such Persons as the Buyer may designate to open and inspect all mail received by the Seller or the Servicer at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or the Company in respect of Purchased Receivables. All Collections received by the Buyer shall be applied in accordance with Section
5.05 hereof. The Buyer shall be entitled to notify the Obligors of Purchased Receivables to make payments directly to the Buyer of amounts due thereunder at any time and from time to time following the occurrence of (i) a Servicer Event,
(ii) a Complete Servicing Transfer, or (iii) a violation by the Seller of the provisions of Section 6.08 hereof.

          6.08. Lockboxes. The Seller and the Company hereby agree (i) to cause all Collections which may be sent by mail as payment on account of Purchased Receivables to be mailed by Obligors to Permitted Lockboxes; (ii) to make or cause the Servicer to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Purchased Receivables; (iii) to apply or cause the Servicer to apply all such Collections as provided in this Agreement; and (iv) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller, the Company or the Servicer or any Permitted Lockbox Bank, of this Agreement or any other agreement (including instructions with respect thereto) without the prior written consent of the Buyer to such amendment or modification.

                                  ARTICLE VII

                             REPURCHASES BY SELLER
                             ---------------------

          7.01. Repurchases. If on the last day of a Settlement Period the Net Investment shall be equal to or less than ten percent (10%) of the Purchase Price paid for the Participation Interest on the Closing Date, the Seller shall be entitled on such last day to repurchase the Participation Interest from the Buyer upon at least ten (10) Business Days' prior written notice to the Buyer.

          7.02. Repurchase Price. In the case of a repurchase by the Seller pursuant to Section 7.01 hereof, the Seller shall, on the date of such repurchase, pay to the Buyer, as the repurchase price thereof, an amount equal to the sum of (i) the Net Investment as of such date, plus (ii) the Settlement Period Amount accrued and owing as of such date, plus (iii) if the Servicer is not the Seller, the accrued Servicer's Compensation as of such date, plus (iv) all other amounts due to the Buyer hereunder, plus (v) any loss, cost or expense incurred by the Buyer as the result of the repayment of the Net Investment prior to the maturity date of any (a) loans made to the Buyer by third parties or (b) commercial paper notes or short-term promissory notes issued by the Buyer, in each case for the purpose of maintaining the Participation Interest.

          7.03. Reassignment of Repurchased Receivables. Upon receipt of the purchase price of the Participation Interest pursuant to Section 7.02 hereof, the Buyer shall reassign to the Seller the Buyer's Participation Interest in the Purchased Receivables, without recourse, representation or warranty (except for the warranty that upon the reassignment to the Seller of the Buyer's Participation Interest in such Purchased Receivables, no Lien created by the Buyer will affect the Purchased Receivables).

          7.04. Obligations Not Affected. The obligations of the Seller to the Buyer under this Article VII shall not be affected by any invalidity, illegality or irregularity of any Purchased Receivable, the related Contract or the sale thereof, except and to the extent that any such invalidity, illegality or irregularity is caused solely by the gross negligence or willful misconduct of the Buyer.

                                  ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          8.01. General Representations and Warranties of the Seller. The Seller, in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to the Buyer, on and as of the date hereof, the Closing Date, each Settlement Date on which the Net Investment is increased, and each date on which a Reinvestment is made, that:

          (a) Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition. All of the issued and outstanding capital stock of the Seller is owned by the Company, free of any Liens except for the pledge of such capital stock by the Company to secure its obligations under the Company Credit Agreement, and has been fully paid and is nonassessable.

          (b) Authorization. The Seller has the corporate power and authority to execute and deliver the Purchase Documents, to convey the Participation Interest to the Buyer, and to perform its obligations hereunder and thereunder.

          (c) Execution and Binding Effect. Each of the Purchase Documents (except the Certificate of Participation) has been duly and validly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms. When duly executed and delivered by the Seller under the provisions hereof, the Certificate of Participation will constitute a legal, valid and binding assignment by the Seller enforceable in accordance with the terms thereof and hereof, which will vest absolutely and unconditionally in the Buyer a valid Participation Interest in the Purchased Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the financing statements required under
Section 4.02(c) hereof, the Buyer's Participation Interest will be perfected under Article Nine of such Uniform Commercial Code, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever.

          (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery of the Purchase Documents, the consummation of the transactions herein or therein contemplated or the performance of or the compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Buyer will have its Participation Interest in and to the Purchased Receivables perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under the Uniform Commercial Code in the jurisdictions required under Section 4.02(c) hereof.

          (e) Absence of Conflicts. Neither the execution and delivery of the Purchase Documents, nor the consummation of the transactions herein or therein contemplated, nor the performance of or the compliance with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the articles or certificate of incorporation or by-laws of the Seller or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

          (f) Location of Chief Executive Office, etc. As of the date hereof the Seller's Chief Executive Office is located at 802 West Street, Wilmington, Delaware. The Seller has only the Affiliates identified in Exhibit D hereto, and has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy) within the past ten (10) years.

          (g) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (h) Accurate and Complete Disclosure. No information, whether written or oral, furnished by the Seller to the Buyer pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect (and with respect to the Certificate of Participation, Purchase Notice or Settlement Statement, when furnished, in any respect, whether or not material) as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

          (i) No Proceedings. There are no proceedings or investigations pending or threatened before any court, official body, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by the Seller or the Servicer of its obligations under this Agreement, or (ii) the validity or enforceability of the Purchase Documents, the Contracts or any material amount of the Receivables.

          (j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (k) Litigation. No injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof with respect to or affecting the Seller and no litigation, investigation or proceeding of the type referred to in Section 9.01(j) exists.

          (l) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

          8.02. Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling the Participation Interest in the Receivables Pool to the Buyer (including by Reinvestment), the Seller represents and warrants to the Buyer as of the date of such sale or Reinvestment and as of each Settlement Date on which the Net Investment is increased (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

          (a) Account Balances; Purchase Notice. If such sale is on the Closing Date, the Account Balances of the related Contracts for the Purchased Receivables are the respective amounts therefor set forth in the Purchase Notice, and all information set forth on such Purchase Notice is true and correct as of such Closing Date.

          (b) Assignment. The Certificate of Participation vests in the Buyer all the right, title and interest of the Seller in and to the Purchased Receivables (to the extent of the Participation Interest), and constitutes a valid sale thereof, enforceable against all creditors of and purchasers from the Seller.

          (c) No Liens. Each Purchased Receivable, together with the related Contract and all purchase orders and other agreements related to such Purchased Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and when the Buyer purchases the Participation Interest in such Purchased Receivables it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its Participation Interest in such Purchased Receivables and in the Collections with respect thereto free and clear of any Lien, except as provided herein.

          8.03. Representations and Warranties of the Servicer. The Servicer represents and warrants (in the case of the initial Servicer, as of the date hereof, and in the case of any Servicer appointed thereafter pursuant to Article VI, as of the date of its acceptance of its appointment, and in each case as of the date of each Settlement Statement) as follows:

          (a) Organization and Qualification. The Servicer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Servicer is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition.

          (b) Authorization. The Servicer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms.

          (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of the Servicer, advisable in connection with the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or the performance of or the compliance with the terms and conditions hereof by the Servicer, to ensure the legality, validity or enforceability hereof.

          (e) Absence of Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor the performance of or the compliance with the terms and conditions hereof by the Servicer, will (i) violate any Law or
          (ii) conflict with or result in a breach of or a default under (A) the articles or certificate of incorporation or by-laws of the Servicer or
          (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Servicer is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

          (f) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (g) Accurate and Complete Disclosure. No information, whether written or oral, furnished by the Servicer to the Buyer pursuant to or in connection with this Agreement or any transaction contemplated hereby, including without limitation information regarding the Permitted Lockboxes and Permitted Lockbox Accounts, is false or misleading in any material respect (and with respect to any Settlement Statement, when furnished, in any respect, whether or not material) as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

          (h) No Proceedings. There are no proceedings or investigations pending or threatened before any court, official body, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of any of this Agreement (B) seeking to prevent the consummation of any of the transactions contemplated by any of this Agreement, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by the Servicer of its obligations under this Agreement or (ii) the validity or enforceability of the Contracts or any material amount of the Receivables.

                                   ARTICLE IX

                                   COVENANTS
                                   ---------

          9.01. Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants to the Buyer as follows:

          (a) Notice of Termination Event. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Seller shall give the Buyer notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

          (b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Seller shall give the Buyer notice of any material adverse change in the business, operations or financial condition of the Seller which could affect adversely the collectibility of the Purchased Receivables or the ability to service the Purchased Receivables. In order to verify compliance with this
Section 9.01(b), the Seller shall furnish the following to the Buyer:

               (i) as soon as practicable and in any event within 45 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each fiscal year of the Seller during the term of this Agreement, an unaudited consolidated balance sheet of the Seller as at the end of such quarter and unaudited consolidated statements of income and statement of cash flows of the Seller for such quarter and for the fiscal year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding fiscal year, together with notes thereto as are required to be included therein in accordance with GAAP, all in reasonable detail and certified by the principal financial officer of the Seller, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP; and

               (ii) as soon as practicable and in any event within 90 days after the close of each fiscal year of the Seller during the term of this Agreement, a consolidated balance sheet of the Seller as at the close of such fiscal year and consolidated statements of income and statement of cash flows of the Seller for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and certified (with respect to the consolidated financial statements) by independent certified public accountants of recognized standing selected by the Seller and satisfactory to the Buyer, whose certificate or opinion accompanying such financial statements shall not contain any qualification, exception or scope limitation not satisfactory to the Buyer.

          (c) Preservation of Corporate Existence. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could materially adversely affect (i) the interests of the Buyer hereunder or (ii) the ability of the Seller to perform its obligations hereunder.

          (d) Compliance with Laws. The Seller shall comply in all material respects with all Laws applicable to the Seller, its business and properties, and the Receivables.

          (e) Enforceability of Obligations. The Seller shall ensure that, with respect to each Purchased Receivable, the obligation of any related Obligor to pay the unpaid balance of such Purchased Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor, except (i) as otherwise permitted by Section 6.06(b) hereof, (ii) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws which may be applied in the event of the bankruptcy or insolvency of such Obligor, and (iii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (f) Books and Records. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Purchased Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, Records adequate to permit the identification of all Collections and adjustments to each existing Purchased Receivable) at its Chief Executive Office, except as provided in Section 6.03 hereof.

          (g) Fulfillment of Obligations. The Seller will duly observe and perform, or cause to be observed or performed, all obligations and undertakings on its part to be observed and performed under or in connection with the Purchased Receivables, and will do nothing to impair the rights, title and interest of the Buyer in and to its Participation Interest in the Purchased Receivables.

          (h) Customer List. The Company shall at all times maintain (or cause the Servicer to maintain) a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Purchased Receivables, including the name, address, telephone number and account number of each such Obligor. The Company shall deliver or cause to be delivered a copy of such list to the Buyer as soon as practicable following the Buyer's request.

          (i) Copies of Reports, Filings, Opinions, etc.

               (1) Together with each Settlement Statement required to be delivered pursuant to Section 5.01, the Seller shall cause the Servicer to prepare and forward to the Buyer (i) a report in substantially the form of Exhibit G hereto, relating to the Receivables Pool, as of the close of business on the last day of the Accounting Period most recently completed, and (ii) a listing by Obligor of all Purchased Receivables together with an aging of such Purchased Receivables as of the last day of the most recently completed Accounting Period.

               (2) The Seller shall furnish to the Buyer on or before June 30 of each year an opinion of counsel who shall be satisfactory to the Buyer with respect to the perfection of the Buyer's right, title and interest in the Receivables Pool and all Collections with respect thereto against all Persons whomsoever.

               (3) On or before June 30, 1997 date of this Agreement, the Buyer shall cause a firm of nationally recognized independent certified public accountants (who may render other services to the Servicer or the Seller) to furnish a report (which report shall cover the twelve months ending on March 31, 1997, and annually thereafter on or before June 30 of each year) to the Buyer and the Referral Agent to the effect that they have applied certain procedures agreed upon with the Servicer and Buyer and examined certain documents and records relating to the servicing of the Receivables under this Agreement and the predecessor Amended and Restated Receivables Purchase Agreement between the Company and the Buyer dated as of December 20, 1995 and that, based upon such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including, without limitation, the allocation of the Collections) has not been conducted in compliance with the terms and conditions of Article V and Section 6.08 of this Agreement and such predecessor agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement; and in addition, each report shall set forth the agreed upon procedures performed.

               (4) As soon as available and in any event no later than 45 days prior to the commencement of each Company Fiscal Year, commencing with the Company Fiscal Year ending March 31, 1999, a schedule of the Accounting Periods for such Company Fiscal Year.

          (j) Litigation.  As soon as possible, and in any event within three
(3) Business Days of the Seller's knowledge thereof, the Seller shall give the Buyer notice of (i) any litigation, investigation or proceeding to which the Seller is a party or which could have an adverse effect on the business, operations, property or financial condition of the Seller or impair the ability of the Seller to perform its obligations under this Agreement and (ii) any material adverse development in previously disclosed litigation.

          (k) Total Systems Failure. The Seller shall cause the Servicer to promptly notify the Buyer of any total systems failure and to advise the Buyer of the estimated time required to remedy such total systems failure and of the estimated date on which a Settlement Statement can be delivered. Until a total systems failure is remedied, the Seller shall cause the Servicer (i) to furnish to the Buyer such periodic status reports and other information relating to such total systems failure as the Buyer may reasonably request and (ii) to promptly notify the Buyer if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Settlement Statement can be delivered. The Seller shall cause the Servicer to promptly notify the Buyer when a total systems failure has been remedied.

          (l) Notice of Relocation. The Seller shall give the Buyer sixty (60) days' prior written notice of any relocation of its Chief Executive Office if, as a result of such relocation, the applicable provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Seller will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the Uniform Commercial Code (1972 or later revision) is in effect.

          (m) Further Information. The Seller will furnish or cause to be furnished to the Buyer such other information, as promptly as practicable, and in such form and detail, as the Buyer may reasonably request.

          (n) Treatment of Purchase. For accounting purposes, the Seller shall treat the Purchase and each Reinvestment made hereunder as a sale of an undivided participation interest in the Purchased Receivables. The Seller shall also maintain its records and books of account in a manner which clearly reflects the sale of the Participation Interest to the Buyer and the Buyer's Investment therein.

          (o) Administrative and Operating Procedures. The Seller shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables Pool and all collections and adjustments attributable to each Receivables Pool.

          (p) Certificates of Title.

               (1) If any amount payable under or in connection with any Purchased Receivable shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be duly endorsed in a manner satisfactory to the Buyer and delivered to the Buyer or its agent.

               (2) The Seller shall deliver to the Buyer any certificate of title or other evidence of ownership issued by the United States or any state or any political subdivision thereof relating to any chattel held as security for any amount payable under or in connection with any Purchased Receivable, with evidence of perfection of the security interest in such property noted thereon, if such notation is required under the laws of the jurisdiction in which such property is located in order to perfect a security interest in such property.

               (3) If the Contract relating to any Purchased Receivable requires the related Obligor to maintain insurance upon the chattel security relating to such Contract, the Seller shall deliver to the Buyer all documents or certificates relating to such insurance.

               (4) The Seller shall deliver to the Buyer any other document required by the terms of the related Contracts.

          (q) Acknowledgment of Servicer. If there is a Servicer other than the Seller, the Company or the Buyer, the Seller shall deliver to the Buyer a copy of the Successor Servicing Agreement together with an acknowledgment from the Servicer affirming that the Successor Servicing Agreement is in full force and effect.

          (r) Transfer of Receivables from the Company. Any Receivable transferred by the Company to the Seller shall be transferred in accordance with the terms and conditions of the Sale Agreement.

          (s) Separate Corporate Existence. The Seller hereby acknowledges that the Buyer is entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Company or any Company Entity (as defined below). Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Buyer may from time to time reasonably request, to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Company and any Affiliates (other than the Seller) thereof (each of the Company and its Affiliates (other than the Seller) shall be referred to herein as a "Company Entity"), and not just a division of any Company Entity. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth above, the Seller shall:

               (i) require that all full-time employees of the Seller identify themselves as such and not as employees of any Company Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller's employees);

               (ii) to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of any Company Entity, allocate the compensation of such employee, consultant or agent between the Seller and such Company Entity on a basis which reflects the services rendered to the Seller and such Company Entity;

               (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and any Company Entity on a reasonable basis consistent with GAAP;

               (iv) at all times on and after the Closing Date have at least one member of its Board of Directors (an "Independent Director") who is not (A) a director, officer or employee of any Company Entity, (B) a person related to any officer or director of any Company Entity, (C) a holder (directly or indirectly) of more than 5% of any voting securities of any Company Entity, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any Company Entity;

               (v) ensure that all corporate actions are duly authorized by vote of its Board of Directors in accordance with its charter and by-laws;

               (vi) maintain the Seller's books and records separate from those of any Company Entity and in a location which is clearly identified (by signage or otherwise) as allocated solely to the Seller;

               (vii) prepare its financial statements separately from those of other Company Entities and insure that any consolidated financial statements of the Company that include the Seller have a footnote clearly stating that the Seller is a separate corporate entity and that its assets will be available first to satisfy the claims of its creditors;

               (viii) except as herein specifically otherwise provided, not commingle funds or other assets of Seller with those of any other Company Entity and not maintain bank accounts or other depository accounts to which any Company Entity is an account party, into which any Company Entity makes deposits or from which any Company Entity has the power to make withdrawals;

               (ix) be obligated to reimburse any Company Entity which pays any of the Seller's operating expenses; and

               (xii) not permit the Seller to be named as an insured on the insurance policy covering the property of any Company Entity, except and only to the extent that such policy also covers property of the Seller, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with the property of any Company Entity, proceeds are paid to the Seller.

          9.02. Negative Covenants of the Seller. The Seller covenants that it will not, without the prior written consent of the Buyer:

          (a) Statementing for and Treatment of the Sales. Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale of the Participation Interest in the Purchased Receivables to the Buyer.

          (b) No Rescissions or Modifications. Rescind or cancel any Purchased Receivable or related Contract or modify any terms or provisions thereof, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Buyer.

          (c) No Liens. Cause any of the Purchased Receivables to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Participation Interest therein to the Buyer and the Liens created in connection with the transactions contemplated by this Agreement.

         (d) Mergers, Acquisitions. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person.

          (e) No Changes. Change its name, identity or corporate structure in any manner which would, could or might make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of
Section 9-402(7) of the Uniform Commercial Code of any applicable jurisdiction or other applicable Laws unless it shall have given the Buyer at least sixty
(60) days' prior written notice thereof, or amend its Certificate of Incorporation or By-Laws.

          (f) Payment Instructions. Add any bank as a Permitted Lockbox Bank, terminate any bank listed on Exhibit K hereto as a Permitted Lockbox Bank, change any Lockbox Account listed on Exhibit K hereto, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Permitted Lockbox Bank, unless the Buyer shall have received ten (10) Business Days' prior notice of such addition, termination or change and, with respect to the addition of any Permitted Lockbox Bank, a Lockbox Servicing Agreement executed by such Permitted Lockbox Bank shall have been delivered to the Buyer.

          (g) Sales, etc. Sell, transfer, convey, assign or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables (other than pursuant hereto), or permit any subsidiary to do any of the foregoing.

          (h) Permitted Debt. Incur any debt or other liability except for (a) debt of the Seller in favor of the Company which is evidenced by a promissory note of the Seller containing the following terms: (i) a fixed date for the payment of principal and interest which date shall be no earlier than one year and one day after the date specified in Section 8.2(a) of the Sale Agreement;
(ii) the obligations under such promissory note shall be subordinated to all obligations of the Seller to the Buyer and no payments shall be made under such promissory note until all obligations to the Buyer have been satisfied in full, provided that payments (including prepayments) of principal and interest may be made if, after giving effect to such payment, no Termination Event or Potential Termination Event would occur or be continuing; and (iii) the obligations of the Seller under such promissory note shall not constitute a claim against the Seller in the event the Seller has insufficient funds to satisfy the obligation unless all obligations of the Seller to the Buyer have been paid in full and any period during which a trustee or receiver of the Seller or the Seller's assets could recover any payments made to the Buyer hereunder has expired, (b) obligations in connection with operating expenses arising in the ordinary course of its business and (c) any liability arising under this Agreement.

          (i) Other Agreements. Not enter into or be a party to any agreement or instrument other than agreements with the Company covering the lease of its offices, the allocation of its overhead and the provision for management expenses, agreements covering insurance, this Agreement, the Sale Agreement, or any other agreement referred to herein or contemplated hereby, amend, modify or waive any provision in any thereof, or give any approval or consent or permission provided for in any thereof without the prior written consent of the Buyer (which consent will not be unreasonably withheld); provided, however, that each such agreement shall contain an undertaking from each Person who enters into any such agreement with the Seller that such Person will not institute, or join with any other Person in instituting, against the Seller any proceeding of the type referred to in Section 11.19.

          (j) Other Business. Without the prior written consent of the Buyer, not engage in any business or enterprise or enter into any transaction other than as contemplated by this Agreement and the Sale Agreement.

                                   ARTICLE X

                                  TERMINATION
                                  -----------

          10.01. Termination Events. A "Termination Event" shall mean the occurrence and continuance of one or more of the following events or conditions:

      (a) either the Seller or Servicer, as the case may be, shall fail to remit or fail to cause to be remitted to the Buyer on any Settlement Date any Collections or other amounts required to be remitted to the Buyer, on such Settlement Date; or

      (b) the Seller or the Company shall fail to deposit or pay, or fail to cause to be deposited or paid, when due any other amount due hereunder or under the Sale Agreement; or

      (c) any representation, warranty, certification or statement made by the Seller or the Company under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by or on behalf of the Seller or the Company to the Buyer pursuant to or in connection with this Agreement (including, without limitation, the Sale Agreement) shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading); or

      (d) the Seller or the Company shall fail to obtain the prior consent of the Buyer to any action or provision as to which such consent is required by the terms of this Agreement or the Sale Agreement; or

      (e) the Seller or the Company shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein or in the Sale Agreement and such default or failure shall continue for thirty (30) days after either (i) any Responsible Officer of the Seller or the Company becomes aware thereof or (ii) written notice thereof to the Seller by the Buyer; or

      (f) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money of, or guaranteed by, the Seller, the Company or any Affiliate thereof, and in an amount equal to or in excess of $5,000,000 in the case of the Company or any Affiliate thereof other than the Seller, which default if unremedied, uncured, or unwaived (with or without the passage of time or the giving of notice) would permit acceleration of the maturity of such indebtedness; or

      (g) the fraction, expressed as a percentage, the numerator of which is the aggregate of the Account Balance of each Eligible Receivable which (i) was outstanding and became unpaid (in whole or in part) during any of the last three full Accounting Periods most recently completed for a period from 91 days to 120 days, inclusive, after the due date for such Eligible Receivable as shown on the invoice which was sent to the related Obligor with respect to such Eligible Receivable, (ii) became uncollectible in accordance with the Credit and Collection Policy during one of such Accounting Periods or (iii) was written off the books of the Seller by reason of the related Obligor's inability to pay, as determined by the Buyer or the Servicer, in accordance with the Credit and Collection Policy, during one of such Accounting Periods, and the denominator of which is the sum of the aggregate outstanding amount of the Account Balances of the Eligible Receivables as of the last day of each such Accounting Period, shall, as of any date of determination, exceed 2.16%; or

      (h) a Permitted Lockbox Bank shall default or fail in the performance or observance of any agreement or duty applicable to it under the Lockbox Servicing Agreement executed by it and such default or failure shall continue for two (2) Business Days after notice thereof to such Permitted Lockbox Bank and within such period another Permitted Lockbox with another Permitted Lockbox Bank is not established by the Seller, if so requested by the Buyer; or

      (i) litigation (including, without limitation, derivative actions), arbitration, governmental proceedings or actions pursuant to or brought to enforce any Law is pending against the Seller, the Company or any Affiliate thereof which in the opinion of the Buyer is likely to (i) adversely affect the financial position or business of the Seller or impair the ability of the Seller to perform its obligations under this Agreement or the Sale Agreement, or (ii) materially adversely affect the financial position or business of the Company or impair the ability of the Company to perform its obligations under this Agreement, the Sale Agreement or the Company's Consent; or

      (j) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Purchased Receivables or there shall have occurred any other event which materially adversely affects the ability of the Servicer to collect the Purchased Receivables or the ability of the Servicer to perform hereunder or the warranty in
          Section 8.01(k)(y) shall not be true at any time; or

      (k) an Event of Bankruptcy shall occur with respect to (i) the Seller or the Company, or (ii) one or more Affiliates of the Seller or the Company which could have a material adverse effect on the business, financial condition or operations of the Seller or the Company; or

      (l) the Buyer or the Receivables Pool shall be deemed to have become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

      (m) the Rate of Collections for any Accounting Period shall be less than 25%; or

      (n) the Sale Agreement ceases to be be in full force and effect, or ceases to evidence the transfer by the Company to the Seller of all Receivables; or

      (o) any action is taken by a secured party in respect of the capital stock of the Seller pledged by the Company to secure its obligations under the Company Credit Agreement to (i) sell, transfer or assign such capital stock or any interest therein or to otherwise realize upon or register in its own name such capital stock, or (ii) exercise any rights as a stockholder in respect of such capital stock, including, without limitation, voting rights; or

      (p) (1) this Agreement or the Certificate of Participation shall for any reason cease to evidence the transfer to the Buyer (or its assignees or transferees) of legal and equitable right, title and interest to, and ownership of, an undivided percentage ownership interest in the Purchased Receivables and Collections with respect thereto to the extent of the Participation Interest, or (2) if this Agreement or the Certificate of Participation shall not evidence the transfer of an undivided percentage ownership interest as described in clause (1) above, this Agreement or such Certificate of Participation shall for any reason not create a valid and perfected first priority security interest (as defined in the UCC) in favor of the Buyer in the Purchased Receivables and Collections with respect thereto.

          10.02.  Consequences of a Termination Event.

          (a) If a Termination Event specified in Section 10.01 hereof shall occur and be continuing, the Buyer may, by notice to the Seller, terminate its obligation to purchase the Participation Interest or make Reinvestments hereunder; provided, that in the case of a Termination Event under Section 10.01(k), such obligation of the Buyer hereunder shall be automatically terminated without any action on the part of the Buyer. Any such termination shall reduce the Maximum Net Investment in effect from time to time thereafter to the amount of the aggregate Net Investment at such time.

          (b) Upon any termination of the Buyer's obligation to purchase the Participation Interest and to make Reinvestments pursuant to this Section 10.02, the Buyer shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

          (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. (S)365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          11.01. Expenses. The Company agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Buyer and the Referral Agent harmless against liability for the payment of, all out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses, any filing fees, stamp taxes, expenses of litigation or preparation therefor, audit expenses and expenses incurred by officers or employees of the Buyer, but excluding salaries and similar overhead costs of the Buyer and the Referral Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of the Buyer and the Referral Agent from time to time
(a) arising in connection with the development, audit, delivery, collection, preparation, printing, execution, performance, administration and interpretation of the Purchase Documents, or transactions undertaken, pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Buyer's Participation Interest in the Purchased Receivables), (b) relating to any amendments, waivers or consents to the Purchase Documents requested by the Seller or the Company, (c) arising in connection with the Buyer's or its agent's enforcement or preservation of rights under the Purchase Documents, or (d) arising in connection with any litigation or preparation for litigation involving the Purchase Documents, which, including all amounts payable under Section 11.03, shall be referred to in this Agreement as "Transaction Costs".

          11.02. Payments. All payments to be made to the Buyer hereunder shall be payable at 11:00 a.m., Pittsburgh time, on the day when due, at the Buyer's Office in Dollars in immediately available funds. To the extent permitted by Law, any amounts due from the Seller hereunder which are not paid when due shall bear interest for each day from the day due until paid, payable on demand, at a rate per annum equal to two percent (2.00%) above the Reference Rate.

          11.03. Indemnity for Taxes, Reserves and Expenses. If after the date hereof, the adoption of any Law or guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of Law):

           (a) subjects an Affected Party to any tax or changes the basis of taxation with respect to the Purchase Documents, the Participation Interest, the Purchased Receivables or payments of amounts due hereunder or under the Purchased Receivables (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes

     (unless such tax results solely from the failure to file or keep current any certification or documentation required to qualify for any exemption from or reduction of any such tax to which such Affected Party would otherwise be entitled), and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's gross negligence or willful misconduct), but excluding Income Taxes incurred by such Affected Party arising out of or as a result of this Agreement or the ownership of the Participation Interest or in respect of any Receivable), or

           (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, an Affected Party, or

           (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party, or

           (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses, expenses incurred by officers or employees of the Referral Agent's credit recovery group (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Participation Interest, the Purchased Receivables or the purchase, maintenance or funding of the purchase of the Participation Interest in any Receivables by an Affected Party,

and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, the obligations hereunder or the funding of purchases hereunder, the Buyer may notify the Seller of the amount of such increase, reduction, or imposition, and the Seller shall pay to the Buyer the amount so notified to the Seller by the Buyer (which determination shall be conclusive) necessary to compensate the Buyer for such increase, reduction or imposition; provided, that the Seller and any other persons who from time to time sell receivables or interests therein to the Buyer ("Other Sellers") each shall be liable for such amount ratably in accordance with the usage under their respective facilities; provided, further, that (i) if any portion of such amount is attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such portion, and (ii) if any portion of such amount is attributable to any Other Seller and not attributable to the Seller in any way, the Seller shall not be liable for any of such portion. The Buyer's determination with respect to the allocation of such amounts among the Seller and Other Sellers shall be binding on the Seller. Such amounts shall be due and payable by the Seller to such Affected Party ten (10) Business Days after such notice is given.

          11.04.  Indemnity.

          (a) The Seller agrees to indemnify, defend and save harmless the Buyer, the Referral Agent, their respective directors, officers, shareholders, employees, agents and each legal entity, if any, who controls the Buyer or the Referral Agent (each, an "Indemnified Party"), forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which the Buyer may incur or which may be asserted against the Buyer by any Person (including, without limitation, the Company or any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) (all of the foregoing being collectively referred to as "Losses"), excluding, however, (a) Losses to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise provided in this Agreement) for Defaulted Receivables, (c) any Losses with respect to any tax, reserve, capital charge or expense related thereto (indemnification with respect to such Losses being provided as and to the extent provided in Section 11.03), or (d) Losses to the extent that such Losses resulted from an act or omission of the Servicer, if the Servicer is not the Company or an Affiliate of the Company arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller or the Company made or deemed made hereunder or in connection herewith or the transactions contemplated herewith, or (ii) any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any local, state or federal court, arbitrator or administrative, governmental or regulatory body, which arises out of or relates to the Purchase Documents, the Participation Interest in the Purchased Receivables or related Contracts, or the use of the proceeds of the sale of the Participation Interest in the Receivables pursuant hereto or the transactions contemplated hereby (all Losses, after giving effect to the limitations set forth in clauses (a) through (d) above, being hereinafter referred to as "Indemnified Amounts") .

          (b) Without limitation of the generality of Section 11.04(a), the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (i) the creation of the Participation Interest in any Purchased Receivable which is not at the date of the creation of such Participation Interest an Eligible Receivable;

               (ii) reliance on any representation or warranty made or deemed made by the Seller or the Company (or any of its respective Responsible Officers) or any statement made by any Responsible Officer of the Seller or the Company under or in connection with this Agreement which shall have been incorrect in any material respect when made;

               (iii) the failure by the Seller or the Company to comply with any applicable law, rule or regulation;

               (iv) the failure to vest in the Buyer an undivided percentage interest, to the extent of the Participation Interest, in the Purchased Receivables and Collections in respect thereof, free and clear of any Lien;

               (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or under any other applicable law with respect to the assignment of the Participation Interest;

               (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Purchased Receivable (including, without limitation, a defense based on such Purchased Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services;

               (vii) any failure of the Seller or the Company to perform its duties or obligations in accordance with the provisions of this Agreement; or

               (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract.

          (c) Promptly upon receipt by any Indemnified Party hereunder of notice of the commencement of any suit, action, claim, proceeding or governmental investigation (an "Action"), such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller hereunder, notify the Seller in writing of the commencement thereof. The Seller may participate in the defense of any such Action at its expense, and no settlement thereof shall be made without the approval of the Seller and the Indemnified Party. The approval of the Seller will not be unreasonably withheld or delayed. In case any Action shall be brought against any Indemnified Party, the Seller hall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from the Seller to such Indemnified Party of its election so to assume the defense thereof, the Seller shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Seller and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such Action (including any impleaded parties) include both the Seller and such Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Seller shall not, in conjunction with any Action or related Actions in the same jurisdiction, be liable for the fees and expenses of more that one separate firm in addition to any local counsel for all such Indemnified Parties, unless (i) the Seller and such Indemnified Parties shall have mutually agreed in writing to the retention of separate counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Parties and representation of such Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and that all such fees and expenses shall be reimbursed as they are incurred.

          (d) The indemnity contained in this Section 11.04 shall survive the termination of this Agreement.

          11.05. Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next following Business Day.

          11.06. Records. All amounts calculated or due hereunder shall be determined from the records of the Buyer, which determinations shall be conclusive absent manifest error.

          11.07. Amendments and Waivers. The Buyer, the Company and the Seller may from time to time enter into agreements amending, modifying or supplementing this Agreement, and the Buyer, in its sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or the Company under this Agreement. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing. Any waiver of any provision hereof, and any consent to a departure by the Seller from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse affect on the rights or obligations of the Agent, the Referral Agent, the Collateral Agent, the Letter of Credit Bank or any Enhancement Provider or Funding Institution, such amendment, departure or waiver shall not be effective until consented to by the affected party.

          11.08. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Buyer in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Buyer under the Purchase Documents are cumulative and not exclusive of any rights or remedies which the Buyer would otherwise have.

          11.09. No Discharge. The obligations of the Seller and the Company under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by the Buyer of any balance of any deposit account or credit on its books in favor of the Seller or the Company or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller or the Company as a matter of Law.

          11.10. Notices. All notices under Section 10.02 hereof shall be given to the Seller by telephone (confirmed by first-class mail) or facsimile, (which shall be effective when given by telephone or sent by facsimile) or by first-class mail, express mail or courier (which shall be effective when deposited in the mail or delivered to the courier), in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, express mail, or by facsimile, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the address stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

          11.11. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          11.12. Governing Law. THIS AGREEMENT AND THE CERTIFICATES OF PARTICIPATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ITS CONFLICT OF LAWS RULES. The Seller hereby consents to the jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with this Agreement, and for such purpose, to the extent it may lawfully do so, waives any objection to such jurisdiction or to venue therein.

          11.13. Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

          11.14. Survival. All representations and warranties of the Seller and the Company contained herein or made in connection herewith or in connection with the Certificate of Participation shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement or the Certificate of Participation, any investigation by the Buyer, the purchase, repurchase or payment of the Participation Interest in any Purchased Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 11.07 hereof). All obligations of the Seller to make payments to, or to indemnify, the Buyer or to repurchase the Participation Interest in the Purchased

Receivables from the Buyer shall survive the payment of all Purchased Receivables, the termination of the Purchase Obligation and the termination of all other obligations of the Seller hereunder and shall not be affected by reason of an invalidity, illegality or irregularity of any Purchased Receivable. The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Article IX) shall continue in full force and effect until the termination of the Purchase Obligation, liquidation of the Participation Interest in the Purchased Receivables and discharge of all other obligations of the Seller and the Company hereunder.

          11.15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          11.16. Set-Off. In case a Termination Event shall occur and be continuing, the Buyer and, to the fullest extent permitted by Law, the holder of any assignment of the Buyer's rights hereunder (including without limitation each Bank, the Letter of Credit Bank, any Enhancement Provider and any Funding Institution), shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller, to set-off against and to appropriate and apply to any amount owing by the Seller hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller by the Buyer or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Seller with the Buyer or any holder of any assignment. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller is or are matured other than by operation of this Section 11.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Buyer or any holder. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of the Buyer's or any holder's rights of set-off or other rights under applicable Law.

          11.17.  Time of Essence.  Time is of the essence in this Agreement.

          11.18. Payments Set Aside. To the extent that the Seller, the Company or any Obligor makes a payment to the Buyer or the Buyer exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, the Company, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 11.18 shall survive the termination of this Agreement.

          11.19. No Petition. Each of the Seller and the Company agrees that it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 11.19 shall survive the termination of this Agreement.

          11.20. No Recourse. The obligations of the Buyer under this Agreement are solely the corporate obligations of the Buyer. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against Merrill Lynch Money Markets Inc. ("Merrill"), against any stock holder, employee, officer, director or incorporator of the Buyer or against the Referral Agent or any stockholder, employee, officer, director, incorporator or affiliate thereof. For purposes of this paragraph, the term "Merrill" shall mean and include Merrill and all Affiliates thereof and any employee, officer, director, incorporator, shareholder or beneficial owner of any of them; provided, however, that the Buyer shall not be considered to be an affiliate of Merrill or the Referral Agent.

          11.21. Tax Treatment. It is the intention of the parties hereto that for the purposes of all taxes, the transactions contemplated hereby shall be treated as a loan by the Buyer to the Seller secured by the Receivables (the "Intended Characterization"). Each party hereby agrees that will report such transactions for the purposes of all taxes, and otherwise will act for the purposes of all taxes, in a manner consistent with the Intended Characterization.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

                                        THREE RIVERS FUNDING CORPORATION

                                        By: /s/ Stewart L. Cutler
                                            -----------------------------

                                        Title: Vice President
                                               --------------------------

                                        Address:

                                        c/o Merrill Lynch Money Markets Inc.
                                        Merrill Lynch World Headquarters
                                        World Financial Center - South Tower
                                        225 Liberty Street
                                        New York, New York 10080
                                        Attention:  Mr. Gerard Haugh
                                        Telephone:  (212) 236-7203
                                        Facsimile:  (212) 236-7584

                                        with a copy of all notices to:

                                        Merrill Lynch Money Markets Inc.
                                        World Financial Center - North Tower
                                        250 Vesey Street
                                        New York, New York  10281
                                        Attention:
                                        Telephone:  (212) 449-7468
                                        Facsimile:  (212) 449-8939

                                        EXIDE U.S. FUNDING CORPORATION

                                        By: /s/ Stephen D. Kovacs
                                            --------------------------

                                        Title: President
                                               -----------------------

                                        Address:

                                        645 Penn Street
                                        Reading, Pennsylvania 19612-4205
                                        Attention:  Mr. Alan E. Gauthier
                                        Telephone:  (215) 378-0675
                                        Facsimile:  (215) 378-0232

                              EXIDE CORPORATION


                              By: Stephen D. Kovacs
                                  ----------------------------

                              Title: Asst. Secretary
                                     -------------------------

                              Address:

                              645 Penn Street
                              Reading, Pennsylvania 19612-4205
                              Attention: Mr. Alan E. Gauthier
                              Telephone: (215) 378-0675
                              Facsimile: (215) 378-0232

                                                                 EXHIBIT A
                                                               TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                         CERTIFICATE OF PARTICIPATION


          EXIDE U.S. FUNDING CORPORATION (the "Seller"), having offices located at 645 Penn Street, Reading, Pennsylvania 19612-4205, hereby sells, assigns, transfers and conveys to THREE RIVERS FUNDING CORPORATION (the "Buyer") having offices located at 225 Liberty Street, New York, New York 10080, a Participation Interest with an initial Net Investment of $________ in each and every Receivable described on the attached Schedule I constituting a Receivables Pool and all proceeds thereof and each and every Receivable hereafter from time to time arising and all proceeds thereof pursuant to and in accordance with the Receivables Purchase Agreement dated as of March 31, 1997, as the same may be amended, supplemented or otherwise modified and in effect from time to time (the "Receivables Purchase Agreement"), entered into between the Buyer, Exide Corporation and the Seller.

          The Buyer's undivided percentage ownership interest at any time shall be calculated in accordance with Article III of the Receivables Purchase Agreement.

          Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 31st day of March, 1997.

                           EXIDE U.S. FUNDING CORPORATION


                           By:
                               ----------------------------
                                   Authorized Signatory


                           THREE RIVERS FUNDING CORPORATION


                           By: ----------------------------
                                   Authorized Signatory

                                                                  EXHIBIT B
                                                               TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                             SETTLEMENT STATEMENT

                        EXIDE U.S. FUNDING CORPORATION

                             SETTLEMENT STATEMENT

                             Month of ___________

                Settlement Period From: ________ To: ________


A.   Net Investment calculated on the previous Settlement Date                 $

B.   Less: Net Investment calculated on the current Settlement Date            $
                                                                               ------------

C.   Change in Net Investment - Due Buyer / (Seller)

D.   Settlement Period Amount                                                  $
                                                                               ------------
                                                                               ------------
E.   NET CASH SETTLEMENT - Amount Due Buyer / (Seller) (Item C plus Item D)    $
                                                                               ------------


                                               --------------------------------------------
                                               Name:
                                                     --------------------------------------
                                               Title:
                                                      -------------------------------------
                                               Date:
                                                      -------------------------------------

                        EXIDE U.S. FUNDING CORPORATION

                         NET INVESTMENT RECONCILIATION

                              Month of __________

               Settlement Period  From:_________ To:___________


A.      Total Accounts Receivable Available                                      $

B.      Less: Accounts greater than 90 Days Past Due               $             $

        YUASA Offset                                               $

        Other Ineligible Receivables                               $             $
                                                                   ---------     ---------

E.      Aggregate Eligible Receivables                                           $

F.      Less: Excess over Special Concentration Limits

               Obligor             Limit           Balance         Excess
               -------             -----           -------         ------
                                   $               $               $

                                   $               $               $

                                   $               $               $             $(        )
                                                                   -----------

        Less: Excess over Standard Concentration Limits

               Obligor             Limit           Balance         Excess
               -------             -----           -------         ------
                                   $               $               $

                                   $               $               $

                                   $               $               $             $(        )
                                                                   -----------

G.      Less Deferred Purchase Price                                             $(        )

H.      Less Settlement Period Amount Reserve                                    $(        )

I.      Less Servicer Compensation Reserve                                       $(        )
                                                                                 -----------

--------------------------------------------------------------------------------------------
J.      NET INVESTMENT                                                           $
--------------------------------------------------------------------------------------------

                                            ------------------------------------
                                            Name:  _____________________________
                                            Title: _____________________________
                                            Date:  _____________________________

                        EXIDE U.S. FUNDING CORPORATION

                         CALCULATION OF NET INVESTMENT

                               Month of _______

             Settlement Period From: _________ To: ______________



(i)    Beginning Net Investment                            $___________

(ii)   Plus Increase in Net Investment                     $___________

(iii)  Less:

       (a)  Amount Paid to Reduce the Net Investment
            (Sec. 2.03 (b))                                $___________

       (b)  Unreinvested Collections                       $___________

       (c)  Liquidation Settlements                        $___________


(iv)   Ending Net Investment                               $
                                                            ===========

                        EXIDE U.S. FUNDING CORPORATION

                    CALCULATION OF SETTLEMENT PERIOD AMOUNT

                              Month of _________

                Settlement Period From:________ To: ___________

A.  Net Investment calculated on the previous Settlement Date     $

B.  Program Fee                                                               %

C.  Days in Settlement Period                                     _____________

D.  Amount of Program Fee (Item A x Item B x Item C/360)          $

E.  Cost of Funds                                                 $____________

                                                                  -------------
F.  Settlement Period Amount (Item D + Item E)                    $
                                                                  -------------

                        EXIDE U.S. FUNDING CORPORATION

                    CALCULATION OF DEFERRED PURCHASE PRICE

                         Month of ________________

                 Settlement Period From: _________ To:________


(i)     Credit Reserve                                  $


(ii)    Dilution Reserve

                 Warranty Claims        $

                 Cash Discounts         $

                                        $


                 Overbills              $               $
                                        -----------     -----------

Total Deferred Purchase Price                           $
                                                        ===========

-------------------------------------------------------------------



                CALCULATION OF SETTLEMENT PERIOD AMOUNT RESERVE


Settlement Period Amount Reserve
     Settlement Period Amount for
     immediately preceding
     settlement period                  $

     Times                                     600%     $
                                        -----------     ===========


                        EXIDE U.S. FUNDING CORPORATION

                       CALCULATION OF BUYER'S ALLOCATION

                              Month of __________


               Settlement Period From: __________ To: ___________

          Net Investment                                                                       $

          Plus Deferred Purchase Price                                                         $
                                                                                               ----------
     (a)  Investment                                                                           $

     (b)  Settlement Period Amount Reserve

               {1}  Settlement Period for the immediately preceding
                    Settlement Period

                    Times                                                               6      $
                                                                               ----------
     (c)  Servicer's Compensation

          {1}  Aggregate Account Balances of Purchased Receivables             $

          {2}  Rate of Servicer's Compensation

          {3}  Days in period ({1} * {2} * {3}/360)
                                                                               ----------      $
                                                                                               ----------
(i)       Total (a) + (b) + (c)                                                                $
                                                                                               ----------
          Aggregate Account Balances of all Eligible Receivables in the
          Receivables Pool                                                     $

          Less:  Excess over Special Concentration Limits:

            Obligor             Limit           Balance         Excess
            ------              -----           -------         ------
                                $               $               $

                                $               $               $

                                $               $               $
                                                                ---------       $(        )

          Less:  Excess over Standard Concentration Limits:

            Obligor             Limit           Balance         Excess
            ------              -----           -------         ------
                                $               $               $

                                $               $               $
                                                                                               ----------
(ii)                            $               $               $               $(        )    $
                                                                ---------       ----------     ----------

BUYER'S ALLOCATION ((i)/(ii))                                                                           %

EXIDE U.S. FUNDING CORPORATION

CALCULATION OF TERMINATION EVENTS

                              Month of __________

Settlement Period  From: _____________ To: ____________



  (a)             (b)              (c)            (d)              (e)             (f)            (g)              (h)
                 Total
               Purchased                                          Total
              Receivables                                      Collections      Annualized
                 Acct.                           61-90             of             Monthly       Default
Acct.           Period          Defaulted         Day           Purchased         Default       Trigger         Collection
Period           End           Receivables     Receivables     Receivables         Rate       Calculation          Rate
------           ---           -----------     -----------     -----------         ----       -----------          ----






Notes:
Column (e):  Includes cash collections and Deemed Collections

Column (f):  (c) + (b+c) * 12

Column (g):  75% * (sum of current month + the two previous months in column (d))
             --------------------------------------------------------------------
                                    column (b)

             Column g must be less than or equal to 3.25%

Column (h):  Prior Month column (b)/current month column (e)
             Column (h) must be greater than or equal to ________%


                                                                  EXHIBIT C
                                                               TO RECEIVABLES
                                                              PURCHASE AGREEMENT


                       RESPONSIBLE OFFICER'S CERTIFICATE


          I, ______________, the undersigned ___________ of [EXIDE U.S. FUNDING CORPORATION] [EXIDE CORPORATION] (the "Company"), a Delaware corporation, DO HEREBY CERTIFY that:

          1. Attached hereto as Exhibit A is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof.

          2. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

          3. Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company on ___________, 1997, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

          4. The below-named persons have been duly qualified as and at all times since ___________, 1997, to and including the date hereof as officers or representatives of the Company holding the respective offices or positions below set opposite their names and the signatures below set opposite their names are their genuine signatures:

     Name                                 Office                 Signatures
     ----                                 ------                 ----------

                                      President               ________________

                                      Vice President          ________________

                                      Vice President          ________________
                                        and Treasurer

                                      Secretary               ________________

          5.   The representations and warranties of the Company contained in
Article VIII of the Receivables

Purchase Agreement dated as of March __, 1997 among Exide U.S. Funding Corporation, Exide Corporation and Three Rivers Funding Corporation are true and correct as if made on the date hereof.

          WITNESS my hand and seal of the Company as of this ____ day of _____, 1997.



                                                -------------------------------
                                                           Secretary


          I, the undersigned, Vice President of the Company, DO HEREBY CERTIFY that ___________________ is the duly elected and qualified _____________ of the Company and the signature above is his/her genuine signature.

          WITNESS my hand as of this __ day of ______, 1997.



                                                -------------------------------
                                                          Vice President

                                                                   EXHIBIT D
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT

                       Information Regarding Affiliates

                      Subsidiaries/Affiliates - Domestic
                      ----------------------------------

                                   GBC, Inc.
                  General Battery Corporation (Business Trust)
                                Dixie Metals Co.
                           Schuylkill Holdings, Inc.
                            Schuylkill Metals, Inc.
                                   ECA, Inc.
                            Exide Investments, Inc.
                         ESB International Corporation
                            Willard Battery Company
                    ESB General Battery Corp. of Puerto Rico
                                Reignbeaux, Ltd.
                              Evanite Fiber Corp.
                            Exide International Inc.
                               Exide Corporation

                       Subsidiaries/Affiliates - Foreign
                       ---------------------------------

                         1036068 Ontario, Inc. (Canada)
                          Exide Canada, Inc. (Canada)
                        Euro Exide Corp., Ltd. (England)
                     Euro Exide Nominees Limited (England)
                       Exide Batteries Limited (England)
                 B.I.G. Batteries Distribution, Ltd. (England)
                        B.I.G. Batteries, Ltd. (England)
                        B.I.G. Batteries France (France)
                         B.I.G. Batteries Spain (Spain)
                       Exide (Holding) Limited (England)
                       Exide Limited - Dagenham (England)
                    Gemala Ireland Holding Limited (England)
                          Exide Batterier AB (Sweden)
                    Gemala Ireland Company Limited (Ireland)
                   Gemala Batteries Ireland Limited (Ireland)
                      Gemala Distribution, Ltd. (Ireland)
                   Gemala Ignition Company Limited (Ireland)
                           S.E.A. Tudor S.A. (Spain)
                      Exide Holdings France S.A. (France)
                           Exide France S.A. (France)
                               CEAC S.A. (France)

                                                                   EXHIBIT E
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT

                             Intentionally Omitted
                             ---------------------

                                                                  EXHIBIT F
                                                               TO RECEIVABLES
                                                              PURCHASE AGREEMENT

                             Intentionally Omitted
                             ---------------------

                                                                   EXHIBIT G
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                           Accounting Period Report

Corporate Accounts
------------------

          Roll Forward Analysis (Summary and Detail)
          Age Analysis (Summary and Detail)
          Accounts Receivable List, including customers' names and addresses

Branch Accounts
---------------

          Summary Age Analysis by Branch
          Detailed Age Analysis for each Branch
          Summary Roll Forward Analysis by Branch
          Detailed Roll Forward for each Branch
          Customer Name and Address Listing for each Branch, including Account Balances

Corporate and Branch Combined
-----------------------------

          Defective Analysis
          Detailed List of Overbill Balances by Customer

                                                                  EXHIBIT H
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                        Schedule of Accounting Periods
                        ------------------------------

                     Month                   Closing Date
                     -----                   ------------
                     April, 1997             4/27/97
                     May, 1997               5/25/97
                     June, 1997              6/29/97
                     July, 1997              7/27/97
                     August, 1997            8/24/97
                     September, 1997         9/28/97
                     October, 1997          10/26/97
                     November, 1997         11/23/97
                     December, 1997         12/28/97
                     January, 1998           1/25/98
                     February, 1998          2/22/98
                     March, 1998             3/31/98

                                                              EXHIBIT I
                                                              TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                         Special Concentration Limits

                   Obligor                          Percentage
                   -------                          ----------
                   Chrysler                              8%

                   Pep Boys                              6%

                   Sears                                15%

                   Discretionary Special Concentration Limits

                   Obligor                          Percentage
                   -------                          ----------

                   NAPA/Genuine Parts                   10%

                                                                  EXHIBIT J
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                        EXIDE U.S. FUNDING CORPORATION

                                PURCHASE NOTICE


Three Rivers Funding Corporation
World Financial Center - South Tower
225 Liberty Street - 14th Floor
New York, New York 10080

Mellon Bank, N.A.,
  as Referral Agent
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

                                            March __, 1997

Gentlemen:

          Reference is hereby made to the Receivables Purchase Agreement dated as of March 31, 1997 (the "Agreement") among Exide U.S. Funding Corporation (the "Seller"), Exide Corporation and Three Rivers Funding Corporation (the "Buyer"). This Notice is delivered to you pursuant to Section 4.02(e) of the Agreement. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

          The Seller hereby requests that the initial Purchase be made by the Buyer on __________, 1997, at a Purchase Price equal to $__________, such Purchase Price determined as set forth in Schedule A attached hereto and made a part hereof, utilizing information as of ________, 1997 (the last day of the most recently completed Accounting Period).

          The Seller hereby certifies and warrants that on the date on which the Purchase requested hereby is made (and the Seller, by accepting the payment of the Purchase Price relating to such Purchase, will be deemed to have certified on such date that) (i) the representations and warranties of the Seller contained in Article VIII of the Agreement are true and correct on and as of the date of such Purchase as though made on and as of such date, (ii) the Seller is in compliance with the covenants set forth in
Article IX of the Agreement and (iii) no Termination Event or Potential Termination Event shall occur as a result of, or shall exist on the date of, such Purchase.

          The Seller agrees that if, prior to the time that the Purchase requested hereby is made, any matter certified to herein will not be true and correct at such time as if then made, it will immediately so notify the Buyer and the Referral Agent.

          The Seller has caused this notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer as of this _____ day of ___________, 1997.

                                    EXIDE U.S. FUNDING CORPORATION


                                    By:
                                       ---------------------------
                                        Authorized Signatory

                                                                  EXHIBIT K
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                        List of Permitted Lockbox Banks
                        -------------------------------

                                              Lockbox        Permitted
Name of Bank        Address                   Account #      Lockbox #
------------        -------                   ---------      ---------
Harris Trust &      Chicago, Illinois         4266375        Attention:
  Savings Bank                                                 Check
                                                               Processing
                                                               311/5

CoreStates Bank,    Reading, Pennsylvania     81-294771      9535
  N.A.

                                                                  EXHIBIT L
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                               Dilution Horizons
                               -----------------

         Dilution Factor                       Dilution Horizon
         ---------------                       ----------------
            Credits                                     0
         Cancellations                                  0
         Cash discounts                                 1
           Warranties                                   3
           Allowances                                   0
            Disputes                                    0
            Rebates                                     0
          Charge backs                                  0
Returned or repossessed goods                           0
Other allowances, adjustments
and deductions (including,
without limitation, any special
or other discounts or any
reconciliations) that are given
to an Obligor in accordance with
the Credit and Collection Policy                        0

                                                                  EXHIBIT M
                                                                TO RECEIVABLES
                                                              PURCHASE AGREEMENT



                               Excluded Obligors
                               -----------------


                                     None